As filed with the Securities and Exchange Commission on October 17, 2025

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Prestige Wealth Inc.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Office Unit 6620B, 66/F, The Center,

99 Queen’s Road Central,

Central, Hong Kong

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street,

18th Floor New York,

NY 10168

+1 800-221-0102

Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Henry Yin, Esq. Benjamin Yao, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place Central, Hong Kong SAR (852) 3923-1111	Joan S. Guilfoyle, Esq. Loeb & Loeb LLP 901 New York Avenue, NW Suite 300 West Washington, DC 20001 (202) 618-5000

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses of Prestige Wealth Inc. (the “Company”):

●	A prospectus that covers the resale of (i) up to 388,543,241 Class A ordinary shares of the Company, par value of $0.000625 per share (“Class A Ordinary Shares”), (ii) up to 70,833,335 Series A-1 ordinary warrants, each to purchase one Class A Ordinary Share, and (iii) up to 70,833,335 Series A-2 ordinary warrants, each to purchase one Class A Ordinary Share; and

●	A prospectus (the “Universal Shelf Prospectus”) that covers the potential offering, issuance, and sale from time to time of Prestige Wealth Inc.’s Class A Ordinary Shares, warrants and units of up to $500 million in one or more offerings.

The resale prospectus immediately follows this explanatory note. The Universal Shelf Prospectus will be supplemented by a prospectus supplement with the specific terms of any securities to be offered.

The information in this prospectus is not complete and may be changed. The selling shareholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and the selling shareholders named in this prospectus are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 17, 2025

PROSPECTUS

PRESTIGE WEALTH INC.

Up to 388,543,241 Class A Ordinary Shares

Up to 70,833,335 Series A-1 Ordinary Warrants to Purchase Class A Ordinary Shares

Up to 70,833,335 Series A-2 Ordinary Warrants to Purchase Class A Ordinary Shares

This prospectus relates to the resale from time to time of (i) up to an aggregate of 388,543,241 Class A ordinary shares of Prestige Wealth Inc. (the “Company”), par value of $0.000625 per share (“Class A Ordinary Shares”), or the Resale Shares, (ii) up to an aggregate of 70,833,335 Series A-1 Ordinary Warrants, each to purchase one Class A Ordinary Share (“Series A-1 Ordinary Warrants”), and (iii) up to an aggregate of 70,833,335 Series A-2 Ordinary Warrants, each to purchase one Class A Ordinary Share (“Series A-2 Ordinary Warrants”, and collectively with the Resale Shares and the Series A-1 Ordinary Warrants, the “Resale Securities”), by the selling shareholders identified in this prospectus under “Selling Shareholders” (the “Selling Shareholders”).

Each of the Series A-1 Ordinary Warrants will have an exercise price of US$0.47 per Class A Ordinary Share and will be exercisable beginning on the date of the issuance date and ending on the third anniversary of the issuance date. Solely in the event that if at any time after six (6) months following the issuance date following the issuance date there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of, the Class A Ordinary Shares underlying the Series A-1 Ordinary Warrants, the Series A-1 Ordinary Warrants may also be exercised, in whole or in part, at such time by means of a “cashless exercise” according to the formula set forth in the Series A-1 Ordinary Warrants.

Each of the Series A-2 Ordinary Warrants will have an exercise price of US$0.54 per Class A Ordinary Share and will be exercisable beginning on the date of the issuance date and ending on the third anniversary of the issuance date. Solely in the event that if at any time after six (6) months following the issuance date following the issuance date there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of, the Class A Ordinary Shares underlying the Series A-2 Ordinary Warrants, the Series A-2 Ordinary Warrants may also be exercised, in whole or in part, at such time by means of a “cashless exercise” according to the formula set forth in the Series A-2 Ordinary Warrants.

We will not receive any of the proceeds from the sale of the Resale Securities by the Selling Shareholders. We are registering the offer and resale of the Resale Shares to satisfy covenants set forth in (i) that certain registration rights agreement dated as of April 19, 2025 (the “2025 Registration Rights Agreement”) and (ii) those certain subscription agreements dated as of October 10, 2025 (the “Subscription Agreements”), pursuant to which we agreed to register the resale of Class A Ordinary Shares, the Series A-1 Ordinary Warrants and the Series A-2 Ordinary Warrants.

The Selling Shareholders may sell all or a portion of the Resale Securities held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. The names of any underwriters may be stated in the applicable prospectus supplement, if any such prospectus supplement is prepared. If the Resale Shares are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Resale Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. For additional information on the methods of sale that may be used by the Selling Shareholders, see “Plan of Distribution” beginning on page 29 of this prospectus.

We will bear all costs, expenses and fees in connection with the registration of the Resale Securities offered hereby.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “AURE”. On October 16, 2025, the closing trading price of our Class A Ordinary Shares was $0.6134. There is no established public trading market for the Series A-1 Ordinary Warrants or the Series A-2 Ordinary Warrants and we do not intend to list the Series A-1 Ordinary Warrants or the Series A-2 Ordinary Warrants on any national securities exchange or trading system. Without a trading market, the liquidity of the Series A-1 Ordinary Warrants and the Series A-2 Ordinary Warrants will be limited. We are also registering the resale of the Class A Ordinary Shares issuable upon exercise of the Series A-1 Ordinary Warrants and the Series A-2 Ordinary Warrants and anticipate that such Class A Ordinary Shares will trade on The Nasdaq Capital Market.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 11 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F (including its Amendment No. 1, the “2024 Annual Report”), in other reports incorporated herein by reference, and in an applicable prospectus supplement.

We are both an “emerging growth company” and a “foreign private issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. Please see “Implications of Being an Emerging Growth Company and a Foreign Private Issuer.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2025.

TABLE OF CONTENTS

Prospectus

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the selling shareholders have authorized anyone to provide you with different information. Neither we nor the selling shareholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F–3 that we filed with the Securities and Exchange Commission (the “SEC”). The Selling Shareholders may, from time to time, sell the Resale Securities offered by them described in this prospectus, as described under Plan of Distribution. We will not receive any proceeds from the sale by the Selling Shareholders of the Resale Securities offered by them described in this prospectus. Information about the Selling Shareholders may change over time. When the Selling Shareholders sell the Resale Securities under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement. Before purchasing any Resale Security, you should carefully read both this prospectus and the accompanying prospectus supplement, if any (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information and “Incorporation by Reference.”

Neither we nor the Selling Shareholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Shareholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Shareholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Before you invest in any securities offered by this prospectus, you should read this prospectus, any applicable prospectus supplements and the related exhibits to the registration statement filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

●	“China” or the “PRC” refers to the People’s Republic of China, including the special administrative region of Hong Kong, for the purpose of this prospectus only;

●	“Class A Ordinary Shares” refers to the Class A ordinary shares of the Company, par value $0.000625 per share with one vote for each share;

●	“Class B Ordinary Shares” refers to the Class B ordinary shares of the Company, par value $0.000625 per share with twenty votes for each share;

●	“Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China for the purposes of this prospectus only;

●	“Series A-1 Ordinary Warrant” refers to Series A-1 Ordinary Warrant, each to purchase one Class A Ordinary Share;

●	“Series A-2 Ordinary Warrant” refers to Series A-2 Ordinary Warrant, each to purchase one Class A Ordinary Share;

●	“shares”, “Shares” or “Ordinary Shares” refers to the Class A Ordinary Shares and Class B Ordinary Shares;

●	“US$,” “$” or “U.S. dollars” refers to the legal currency of the United States; and

●	“we”, “us” or the “Company” refers to Prestige Wealth Inc., and when describing the financial results of Prestige Wealth Inc., also includes its subsidiaries.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

No Selling Shareholder is making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

ii

PROSPECTUS SUMMARY

Company Overview

On October 10, 2025, we announced the consummation of a $100 million private placement of equity securities (the “PIPE Financing”) and entry into a $50 million three-year term loan (the “Facility” and together with the PIPE Financing, the “Financing Transactions”). In connection with the announcement of the Financing Transactions, we announced our intention to implement a Tether Gold (“XAUt”) treasury strategy, whereby XAUt, a digital asset backed by physical gold, would serve as our primary treasury reserve asset (the “XAUt Treasury Strategy”). Implementing this strategy entails focusing on the accumulation of XAUt for long-term investment, whether acquired using the proceeds of capital raising transactions. We intend to increase XAUt held per share through reinvestment of cash flows and disciplined capital markets activity. In addition, we intend to generate a leveraged return (from the Facility) and technology-related fees on unencumbered gold holdings. We plan to provide our unencumbered gold holding to Antalpha Platform Holding Company (NASDAQ: ANTA) (“Antalpha”), our controlling shareholder, as collateral to generate technology-related fees that enable us to manage our loan-to-value ratio in connection with such collateralized arrangements. Antalpha will assume all default risk on the funding derived from the collateral used for lending to its end customers. See “Corporate Information – Recent Developments” for further detail on the Financing Transactions.

Digital gold, mostly in exchange-traded funds, has a market capitalization of over $200 billion and only about 1% of that today is on the blockchain. We see a strong need for tokenized gold as a way to buffer against inflation, currency devaluation and crypto volatility. In implementing the XAUt Treasury Strategy, we intend to use a majority of our cash and cash flows to effect on-XAUt blockchain purchases to build and maintain a position in XAUt. On October 14, 2025, the Company completed the purchase of $134 million in XAUt at an average price of $4,021.81 per XAUt, using proceeds from the PIPE Financing.

How We Purchase or Sell Digital Assets

Our management team reviews the Company’s short-term obligations and excess cash available to dedicate to the XAUt Treasury Strategy. When it is determined that the Company has excess capital available to dedicate to the treasury strategy, we will deploy it to acquire XAUt through a measured process executed with our asset manager. This acquisition is typically spread out over time to maximize the number of XAUt that is acquired with the deployed capital. If it is determined that the treasury needs to liquidate part of its XAUt, the same process of selling the XAUt into the market would be used. The Company has not reduced its treasury to date.

Digital Asset Safeguarding and Protection

We utilize a multi-party computation (“MPC”) key management structure for the safekeeping of our XAUt holdings, with the infrastructure provided by Cobo Global Limited (“Cobo”). Cobo is a leading provider of digital-asset custody and multi-party computation (“MPC”) infrastructure solutions designed to safeguard tokenized assets, such as XAUt. Its proprietary multi-party computation threshold signature scheme (“MPC-TSS”) technology generates key shares independently across multiple devices and locations, ensuring that a complete private key is never assembled. This approach eliminates single points of failure and mitigates both external and internal security risks. Under the MPC-TSS scheme to safeguard our XAUt holdings, the keys shares are allocated separately among three parties, we manage one key share with operational access through Cobo, a second is held by a risk management service provider, and the third is held by a disaster recovery service provider. Both service providers are independent third parties. This arrangement aims to prevent any one party from unilaterally authorizing transactions.

Cobo has achieved ISO 27001 certification, an international standard for information security management systems that specifies the requirements for establishing, implementing, maintaining and continuously improving an organization’s information security framework. Cobo has also obtained System and Organization Controls 2, Type 1 and Type 2 certifications, which are independent third-party attestation reports evaluating the design and operating effectiveness of Cobo’s internal controls related to security, availability, processing integrity, confidentiality and privacy. In addition to these certifications, Cobo has implemented a multi-layered security architecture that combines physical, operational and cryptographic safeguards. Cobo has implemented a multi-layered security architecture that combines physical, operational and cryptographic safeguards. Cobo takes a number of security precautions to ensure the security of customer data assets in its custody, including by actively conducting simulated attacks and semi-annual penetration tests to safeguard clients from external threats, internal collusion, and human error. Moreover, Cobo employs a mechanism as part of its security protocols that provides an additional layer of protection by enabling real-time notifications for key-actions related transactions. It ensures that clients receive alerts about important events, such as transaction approvals and security changes, allowing them to promptly respond to any potential issues.

Cobo has obtained regulatory and operational licenses for its operations, including in Hong Kong, Lithuania and the United States. To our knowledge, as a licensed entity, Cobo is subject to ongoing regulatory supervision by regulators in those jurisdictions to ensure that it complies with anti-money laundering laws, regulations on the commingling of client funds, and other applicable laws and regulations. Our group retains the right to audit and inspect Cobo’s records and accounts pertaining to its services. This includes reviewing Cobo’s records, systems, and security procedures, as well as conducting security tests to verify system integrity, especially for regulatory compliance or investigations of potential misconduct.

The legal and regulatory landscape governing the safekeeping and administration of digital assets, including tokenized commodities such as XAUt, continues to evolve rapidly across jurisdictions. We closely monitor new regulatory developments, interpretive guidance, and industry best practices applicable to the digital-asset safeguarding sector and issuers of asset-backed tokens. We remain committed to maintaining compliance with applicable laws, regulations and disclosure standards and to updating our internal policies and asset protection arrangements as necessary to reflect emerging regulatory requirements and supervisory expectations.

Legacy Business

We intend to continue our wealth management and asset management services legacy businesses. Through the our wealth management service, we introduce clients to customized wealth management products and provide them with tailored value-added services. We provide asset management services via investment funds that we manage and also provide discretionary account management services and asset management-related advisory services to clients.

For a description of our business, financial condition, results of operations and other important information regarding the Company and its digital assets, we refer you to our filings with the SEC incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information” beginning on page 37 of this prospectus. More information about us is also available through our website at https://ir.prestigewm.hk/. The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement (except for SEC reports that are expressly incorporated by reference herein).

Corporate Information

Our principal executive office is located at Office Unit 6620B, 66/F, The Center, 99 Queen’s Road Central, Central, Hong Kong. Our telephone number at this address is +852 2122 8560. Our registered office in the Cayman Islands is located at 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Effective October 13, 2025, the ticker symbol for our Class A Ordinary Shares changed to “AURE” on the Nasdaq Capital Market. The Company is expected to be renamed as “Aurelion Inc.”, subject to approvals.

Corporate Structure

The following chart illustrates our corporate structure, including our subsidiaries, as of the date of this registration statement.

Summary of Risk Factors

Below please find a summary of the principal risks we face, organized under relevant headings. The summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks discussed under “Risk Factors,” before deciding whether to buy our securities.

RISKS RELATED TO THE COMPANY’S BUSINESS AND XAUT STRATEGY AND HOLDINGS

●	The Company’s financial results and the market price of the ordinary shares may be affected by the prices of Gold and XAUt.

●	Our XAUt Treasury Strategy may expose us to complex liquidity risks across both traditional and digital asset markets, which could adversely affect its financial results.

●	The redemption risk, pricing risk, and regulatory risk associated with XAUt as a stablecoin may adversely affect the price of XAUt, and thus our business, financial condition, and results of operations.

●	We operate in a highly competitive market, and established market participants with greater resources, regulatory positioning, or brand recognition may outperform us.

●	Investing in XAUt will expose the Company to certain risks associated with XAUt, such as price volatility, limited liquidity and trading volumes, relative anonymity, potential susceptibility to market abuse and manipulation, theft, compliance and internal control failures at exchanges and other risks inherent in its electronic, virtual form and decentralized network.

●	The Company’s quarterly operating results, revenues, and expenses may fluctuate significantly, including because the Company may be required to account for its digital assets at fair value, which could have an adverse effect on the market price of its securities.

●	The Company will have broad discretion in how it executes its XAUt strategy, including the timing of purchases and sale of XAUt and XAUt-related products. The Company may not execute its strategy effectively, which could affect its results of operations and cause its share price to decline.

●	The price of XAUt has been volatile, and our ability to time the price of its purchase of XAUt pursuant to its strategy, including with the net proceeds of Financing Transactions, will be limited.

●	The Company may be, or may become following the Offering, a “passive foreign investment company” within the meaning of Section 1297(a) of the Internal Revenue Code of 1986, as amended, which may have adverse tax consequences for U.S. investors.

●	XAUt and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.

●	Competition by other digital asset treasury, gold-related treasury, or XAUt treasury companies and the availability of spot exchange-traded products (“ETPs”) for other digital assets may adversely affect the market price of its listed securities.

●	XAUt trading venues may experience greater fraud, security failures, or regulatory or operational problems than trading venues for more established asset classes.

●	The concentration of XAUt holdings may enhance the risks inherent in the Company’s XAUt strategy.

●	The Company’s XAUt holdings will be less liquid than existing cash and cash equivalents and may not be able to serve as a source of liquidity for it to the same extent as cash and cash equivalents.

●	If the Company or its third-party service providers experience a security breach or cyber-attack and unauthorized parties obtain access to its XAUt assets, the Company may lose some or all of its XAUt assets and its financial condition and results of operations could be materially adversely affected.

●	The Company will face risks relating to the custody of its XAUt, including the loss or destruction of private keys required to access its XAUt and cyberattacks or other data loss relating to its XAUt.

●	Regulatory changes reclassifying XAUt as a security or as a “cash item” could lead to the Company’s classification as an “investment company” under the Investment Company Act of 1940 and could adversely affect the market price of XAUt and the market price of the Company’s listed securities.

●	The Company’s XAUt strategy exposes it to risk of non-performance, breach of contract, or other violations by counterparties.

●	This treasury strategy represents an entirely new business strategy in addition to what the Company has employed to date.

●	We may need additional capital in the future to acquire additional XAUt, but there is no assurance that we will be able to raise additional capital or that funds will be available on acceptable terms.

●	Our use of leveraged strategies and the potential illiquidity of digital assets subject us to significant risks, including the potential for substantial losses and forced liquidations.

●	We may engage in leveraged digital asset financing strategies, in which we will leverage our digital asset holdings to acquire additional amounts of the same leveraged digital assets, and may do so on a compounded basis, which will increase our exposure to smart-contract, operational, and counter-party risks.

RISKS FACTORS RELATED TO XAUT LENDING ARRANGEMENTS

●	Borrowers may default on their obligations, potentially resulting in financial losses or loss of lent digital assets.

●	Transferring possession of digital assets such as XAUt to borrowers exposes us to risks of misappropriation, theft, or loss beyond its direct control.

●	Evolving and uncertain legal and regulatory frameworks may adversely affect the enforceability of lending agreements and our rights to digital assets such as XAUt.

●	Operational errors or failures in the lending process could result in loss, misallocation, or delayed return of digital assets.

●	Volatility in XAUt values and potential illiquidity may increase losses if XAUt are not promptly recovered after a default.

●	Our ability to enforce title and recover assets may be uncertain, especially in cases of insolvency, fraud, or disputes.

●	Losses, delays, or disputes in XAUt lending could harm our reputation and business prospects.

●	We may experience delays or losses if third-party custodians holding loaned assets become insolvent or involved in disputes.

RISKS FACTORS RELATED TO OUR SECURITIES

●	Our prior lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud which may affect the market for and price of our Ordinary Shares.

●	If we fail to meet applicable listing requirements, Nasdaq may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

FORWARD-LOOKING STATEMENTS

This prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. Specifically, forward-looking statements may include statements relating to:

●	changes in the market for our products and services;

●	our ability to access additional capital;

●	our ability to attract and retain qualified personnel;

●	changes in general economic, business and industry conditions;

●	changes in applicable laws or regulations;

●	expansion plans and opportunities;

●	other risks and uncertainties indicated in this prospectus, including those set forth under the section entitled “Risk Factors”; and

●	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our securities, see the section entitled “Risk Factors”.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

CORPORATE INFORMATION

Our Corporate Structure

We operate through our wholly owned subsidiaries, PRESTIGE PRIVATE WEALTH MANAGEMENT LIMITED (盛德家族財富管理有限公司), PRESTIGE ASSET INTERNATIONAL INC. (盛德資產國際有限公司), SPW Global Inc., InnoSphere Tech Inc., Tokyo Bay Management Inc., Wealth AI PTE LTD. and their subsidiaries.

The following chart illustrates our corporate structure, including our subsidiaries, as of the date of this registration statement.

Our principal executive office is located at Office Unit 6620B, 66/F, The Center, 99 Queen’s Road Central, Central, Hong Kong. Our telephone number at this address is +852 2122 8560. Our registered office in the Cayman Islands is located at 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Recent Developments

April 2025 Private Placements

On April 19, 2025, the Company entered into that certain amended and restated securities purchase agreement with certain accredited investors for a private placement offering (the “April 2025 Private Placement”), pursuant to which the Company agreed to sell (i) 32,608,696 Class A Ordinary Shares; (ii) Series C ordinary warrants to purchase up to 24,456,522 Class A Ordinary Shares, and (iii) Series D ordinary warrants to purchase up to 24,456,522 Class A Ordinary Shares, at a purchase price of $0.23 per share and associated warrants. The 2025 Private Placement closed on August 14, 2025. In connection with the April 2025 Private Placement, the Company entered into the April 2025 Registration Rights Agreement, pursuant to which the Company agreed to register resale of all registrable securities issued in the April 2025 Private Placement.

PIPE Financing

On October 7, 2025, the Company entered into subscription agreements (the “Class A PIPE Subscription Agreements”) with certain accredited investors (the “Class A PIPE Subscribers”) in an aggregate amount of approximately $51 million, pursuant to which the Company agreed to issue, and the Class A PIPE Subscribers agreed to purchase, units, with each unit consisting of (i) one Class A Ordinary Share of the Company at a purchase price of $0.36 per share (or, if so elected by a Class A PIPE Subscriber or a pre-funded warrant to purchase one Class A Ordinary Share (each, a “Pre-Funded Warrant” and collectively, the “Pre-Funded Warrants”) at a purchase price per warrant of $0.36 less $0.0001 with an exercise price equal to $0.0001 per Pre-Funded Warrant), and (ii) warrants to purchase Class A Ordinary Shares consisting of (a) half a Series A-1 Ordinary Warrant to purchase one Class A Share with an exercise price of $0.47 per warrant and (b) half a Series A-2 Ordinary Warrant to purchase one Class A Ordinary Share with an exercise price of $0.54 per warrant (such offering, the “Class A PIPE Financing”).

The Company also entered into subscription agreements (the “Class B Subscription Agreements”) with certain accredited investors (the “Class B PIPE Subscribers”) in an aggregate amount of approximately $49 million, pursuant to which the Company agrees to issue, and the Class B PIPE Subscribers agreed to purchase, units, with each unit consisting of (i) one Class B Ordinary Share at a purchase price of $0.36 per share and (ii) warrants to purchase Class B Ordinary Shares consisting of (a) half a warrant to purchase one Class B Ordinary Share with an exercise price of $0.47 per warrant (each, a “Series B-1 Ordinary Warrant” and collectively, the “Series B-1 Ordinary Warrants”) and (b) half a warrant to purchase one Class B Ordinary Share with an exercise price of $0.54 per warrant (each a “Class B-2 Ordinary Warrant” and collectively, the “Series B-2 Ordinary Warrants, and the Series B-2 Warrants together with the Series B-1 Ordinary Warrants, the “Class B Ordinary Warrants”) (such offering, the “Class B PIPE Financing” and collectively with the Class A PIPE Financing, the “PIPE Financing”).

The Class A Ordinary Warrants and Class B Ordinary Warrants are collectively referred to as the “Ordinary Warrants”. The Class A PIPE Subscription Agreements and the Class B PIPE Subscription Agreements are collectively referred to as the “PIPE Subscription Agreements”.

Key investors in the PIPE Financing include Antalpha Capital (HK) Limited (“Antalpha Capital”), a wholly-owned subsidiary of Antalpha Platform Holdings Co. (Nasdaq: ANTA) (“Antalpha”), and Kiara Capital Holding Limited, an entity invested by Antalpha’s management (“Kiara Capital”). The units, the Class A Shares, the Pre-Funded Warrants and the Ordinary Warrants were issued in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

The consideration for the PIPE Financing was cash and/or USDT (Tether), a digital asset.

The net proceeds from the PIPE Financing are intended to be used by the Company to purchase Tether Gold (“XAUt”), a digital asset backed by physical gold, and for working capital and general corporate purposes.

The PIPE Financing closed on October 10, 2025, concurrently with the Primary Purchase and the Secondary Purchase, each as described below.

Pursuant to the PIPE Subscription Agreements, the Company has agreed to use commercially reasonable efforts to file with the Securities and Exchange Commission (the “SEC”), as soon as reasonably practicable following the closing of the PIPE Financing and in any case within 30 calendar days after the closing of the PIPE Financing, a registration statement (the “Registration Statement”), registering the resale of the Class A Shares offered in the PIPE Financing and any Class A Shares issuable upon exercise of the Pre-Funded Warrants and Ordinary Warrants. The Registration Statement is also expected to include Class A Shares sold pursuant to the Secondary Purchase and the Class A Shares issued or issuable upon conversion of the Class B Shares sold and upon exercise of warrants sold pursuant to the Primary Purchase and other Class A Shares that the Company may designate. The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after filing, but no later than sixty business days (excluding any day on which the SEC is closed or not accepting, processing or reviewing filings) following the filing of such Registration Statement.

Antalpha Capital and Kiara Capital have agreed to lock-up restrictions with the Company whereby they will not sell or transfer the Company’s securities for six months following the effectiveness of the Registration Statement, subject to customary exceptions. Additionally, the selling shareholders in the Secondary Purchase, certain officers and directors of the Company, and certain prior PIPE investors of the Company have agreed to similar lock-up restrictions for three months following the effectiveness of the Registration Statement.

The foregoing description of the Series A-1 Ordinary Warrants, the Series A-2 Ordinary Warrants, the Series B-1 Ordinary Warrants, the Series B-2 Ordinary Warrants, the Pre-Funded Warrants, the Class A PIPE Subscription Agreement and the Class B PIPE Subscription Agreement is qualified in its entirety by reference to the complete text of the forms of those agreements, which are attached hereto as Exhibits 4.2, 4.3, 4.4, 4.5, 4.6, 10.2 and 10.3, respectively, to the registration statement of which this prospectus is a part and the terms of which are incorporated by reference herein.

Cohen & Company Securities, LLC, acting through its Cohen & Company Capital Markets division, acted as placement agent in connection with the PIPE Financing.

The Company paid Cohen & Company Securities, LLC, a cash placement fee equal to 5% of the aggregate gross proceeds of the PIPE Financing, excluding any gross proceeds from certain investors, and an equity fee consisting of Class A Shares equal to 1% of the outstanding shares of the Company post-closing. The Company also reimbursed certain reasonable and documented out-of-pocket expenses of Cohen & Company Securities, LLC, in connection with the PIPE Financing, including but not limited to the reasonable fees and disbursements of outside attorneys, up to a maximum of $150,000.

In connection with and upon completion of the PIPE Financing, (i) the Series C ordinary warrants to purchase up to 24,456,522 Class A Shares that were issued pursuant to that certain amended and restated securities purchase agreement dated as of April 19, 2025 (the “April 2025 PIPE Agreement”), (ii) the Series D ordinary warrants to purchase up to 24,456,522 Class A Shares that were issued pursuant to the April 2025 PIPE Agreement, (iii) warrants to purchase up to 2,625,000 Class A Shares that issued in connection with acquisition of InnoSphere Tech Inc., and (iv) warrants to purchase up to 1,875,000 Class A Shares that were issued in connection with acquisition of Tokyo Bay Management Inc. were terminated.

Primary Purchase

On October 7, 2025, the Company entered into a subscription agreement (the “Primary Subscription Agreement”) with Kiara Capital, pursuant to which the Company agreed to issue, and Kiara Capital agreed to purchase, 8,000,000 Class B Shares and warrants (the “Primary Warrants”) to purchase an additional 8,000,000 Class B Shares at an exercise price of $0.01 per share, for an aggregate of purchase price of approximately $1.8 million (the “Primary Purchase”). The Primary Purchase closed concurrently with the PIPE Financing and the Secondary Purchase on October 10, 2025.

The foregoing description of the Primary Subscription Agreement and the Primary Warrants is qualified in its entirety by reference to the complete text of the Primary Subscription Agreement and Primary Warrant, which are attached hereto as Exhibit 10.4 and Exhibit 4.7 to the registration statement of which this prospectus is a part and the terms of which are incorporated by reference herein.

Secondary Purchase

On October 7, 2025, Kiara Capital and certain existing shareholders of the Company named therein (the “Selling Shareholders”) entered into that certain securities purchase agreement (the “Secondary Purchase Agreement”), pursuant to which the Selling Shareholders agreed to sell, and Kiara Capital agreed to purchase, an aggregate of 1,000,000 Class A Shares and 6,167,647 Class B Shares for an aggregate purchase price of $5 million in cash, subject to certain downward adjustments based on the net current liabilities of the Company (the “Secondary Purchase”). On October 7, 2025, the board of directors of the Company (the “Board”) approved the transfer of such Class B Shares underlying the Secondary Purchase pursuant to its then effective memorandum and articles of association.

The Secondary Purchase closed concurrently with the PIPE Financing and the Primary Purchase on October 10, 2025.

The foregoing description of the Secondary Purchase Agreement is qualified in its entirety by reference to the complete text of the Secondary Purchase Agreement, which is attached hereto as Exhibit 10.5 to the registration statement of which this prospectus is a part and the terms of which are incorporated by reference herein.

Term Loan Agreement

On October 10, 2025, Prestige Wealth Management Limited, a wholly-owned subsidiary of the Company, as the borrower, entered into a $50 million term loan agreement (the “Loan Agreement”) with Northstar Digital (HK) Limited, as lender. The term loan is for a three-year period and bears interest at 6% per annum, and will be secured by first priority perfected liens on XAUt of the Company with an aggregate market value of $66,666,667 to be held in a collateral account.

The foregoing description of the Loan Agreement is qualified in its entirety by reference to the complete text of the Loan Agreement, which is attached hereto as Exhibit 10.6 to the registration statement of which this prospectus is a part and the terms of which are incorporated by reference herein.

Changes in Board and Executive Officers

Concurrently with and upon the closing of the PIPE Financing, the Primary Purchase and the Secondary Purchase, Kazuho Komoda, the chief executive officer and chairman of the Board, resigned from the Board, the size of the Board was increased from five to six directors, and Moore Jin Xin, the founder and chief executive officer of Antalpha, and Herman Yu, Head of Strategy of Antalpha were appointed to the Board.

The Company entered into a director agreement (the “Director Agreement”) with each of Moore Jin Xin and Herman Yu pursuant to which each will serve on the Board, and on applicable committees, effective as of the Closing, for a one year term. Each director will not receive compensation under the Director Agreement other than reimbursement of reasonable expenses. The Director Agreements include customary fiduciary duty, confidentiality, conflict-of-interest, non-interference, and Company property provisions, with survival of confidentiality and restrictive covenants and are governed by Cayman Islands law.

The Company also entered into an indemnification agreement (the “Indemnification Agreement”) with each of Moore Jin Xin and Herman Yu that provides indemnification to the fullest extent permitted by applicable law and for advancement of expenses incurred in legal proceedings arising by reason of their service, subject to customary limitations (including exclusions for final adjudications of willful misconduct, certain securities law liabilities, and personal tax matters). The Indemnification Agreements are governed by Cayman Islands law and continue for periods during which claims may be asserted after service ends.

On October 10, 2025, the Company entered into an employment agreement (the “Employment Agreement”) with each of Zimuyin Jiang and Wei Gao. Zimuyin Jiang will serve as the Company’s Chief Accounting Officer and Wei Gao will serve as the Head of Wealth Management. The Employment Agreements include customary confidentiality and intellectual property assignment provisions and impose non-competition and non-solicitation restrictions for one year following termination. The Employment Agreements are governed by Cayman Islands law.

The foregoing description of the Director Agreement, Indemnification Agreement and Employment Agreement are qualified in their entirety by reference to the complete text of the forms of Director Agreement, Indemnification Agreement and Employment Agreement, which are attached hereto as Exhibits 10.7, 10.8 and 10.9, respectively, to the registration statement of which this prospectus is a part and the terms of which are incorporated by reference herein.

On October 10, 2025, the Company appointed Bjorn Schmidtke as Chief Executive Officer and entered into a consulting services agreement (the “Consulting Agreement”) with BD International Services LLC, a Limited Liability Company incorporated and existing under the laws of Wyoming, the United States, and Bjorn Schmidtke, under which Bjorn Schmidtke provides management services to the Company, subject to the direction of the Board. The Consulting Agreement has an indefinite term, unless it is terminated pursuant to the Consulting Agreement or mutually agreed by the parties thereto. The Consulting Agreement provides for compensation and include customary terms such as confidentiality provisions, one-year post-termination non-compete and non-solicitation covenants, termination rights (including for cause by the Company and with advance notice by the consultant), independent contractor status, and is governed by Cayman Islands law. The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the complete text of the Consulting Agreement, which is attached hereto as Exhibit 10.10 to the registration statement of which this prospectus is a part and the terms of which are incorporated by reference herein.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY AND A FOREIGN PRIVATE ISSUER

Emerging Growth Company

As a company with less than US$1.235 billion in revenue for the last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012 (as amended by the Fixing America’s Surface Transportation Act of 2015), or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. Pursuant to the JOBS Act, we have elected to take advantage of the benefits of this extended transition period for complying with new or revised accounting standards. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of our fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (iii) the date on which we have, during the previous three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of the Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above. See “Item 3. Key Information — 3.D. Risk Factors” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

Foreign Private Issuer Status

We are incorporated in the Cayman Islands, and more than 50 percent of our outstanding voting securities are not directly or indirectly held by residents of the United States. Therefore, we are a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4(c) under the Exchange Act. As a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we are subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports or proxy statements. We are not required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers are not required to report equity holdings under Section 16 of the Exchange Act and are not subject to the insider short-swing profit disclosure and recovery regime. In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market corporate governance requirements. Currently, we have elected to follow home country practice in the Cayman Islands in lieu of Nasdaq Listing Rules, including Rule 5065(c)(2)(A), which requires an audit committee be comprised of at least three members, as well as Rule 5635(a), Rule 5635(b), and Rule 5635(d) which require shareholder approval prior to certain shares issuances by us. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Stock Market corporate governance requirements.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” under the heading “Item 3. Key Information—D. Risk Factors” in the 2024 Annual Report and the risks set forth in Exhibits 10.1 and 10.2 of our Report on Form 6-K filed with the SEC on October 10, 2025, each of which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act that are incorporated herein by reference, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. See sections titled “Where You Can Find Additional Information” and “Incorporation of Information by Reference” of this prospectus.

Additionally, investing in the Series A-1 Ordinary Warrants and the Series A-2 Ordinary Warrants is subject to the following risk factors.

There is no public market for the Series A-1 Ordinary Warrants and the Series A-2 Ordinary Warrants.

The Series A-1 Ordinary Warrants and the Series A-2 Ordinary Warrants offered in this offering are not listed on any securities exchange. There is no established public trading market for the Series A-1 Ordinary Warrants or the Series A-2 Ordinary Warrants and we do not intend to list the Series A-1 Ordinary Shares or the Series A-2 Ordinary Warrants on any national exchange or trading system. Without a trading market, the liquidity of the Series A-1 Ordinary Warrants and the Series A-2 Ordinary Warrants will be limited. Accordingly, investors may find it difficult to dispose of, or to obtain accurate quotations as to the market value of, the Series A-1 Ordinary Warrants or the Series A-2 Ordinary Warrants. This lack of a trading market could result in investors being unable to liquidate their investment in the Series A-1 Ordinary Warrants or the Series A-2 Ordinary Warrants or to sell them at a price that reflects their value. The absence of a public market for these securities could also reduce the liquidity and market price of our Class A Ordinary Shares for which these warrants are exercisable. Investors should be prepared to bear the risk of investment in the Series A-1 Ordinary Warrants and the Series A-2 Ordinary Warrants indefinitely.

There are no voting rights for the Series A-1 Ordinary Warrants and the Series A-2 Ordinary Warrants.

Holders of the Series A-1 Ordinary Warrants and the Series A-2 Ordinary Warrants will not have the same voting rights as those associated with our ordinary shares and may have no voting rights with respect to the shares underlying the warrants until such shares are acquired upon exercise of the warrants. As a result, if such holders do not exercise their warrants, they will not have any influence over matters requiring shareholder approval during the period they hold the Series A-1 Ordinary Warrants and the Series A-2 Ordinary Warrants, as applicable.

Ownership interests of existing shareholders will be significantly diluted by the exercise of the Series A-1 Ordinary Warrants and the Series A-2 Ordinary Warrants.

The exercise of the Series A-1 Ordinary Warrants and the Series A-2 Ordinary Warrants will increase the number of ordinary shares issued and outstanding, which will significantly dilute the ownership interests of existing shareholders. The amount of dilution, or the reduction in value to existing ordinary shares, is determined by the amount of shares ultimately obtained upon the exercise of the Series A-1 Ordinary Warrants and the Series A-2 Ordinary Warrants relative to the number of ordinary shares outstanding at the time of exercise.

The terms of the Series A-1 Ordinary Warrants and the Series A-2 Ordinary Warrants may be adjusted.

The terms of the Series A-1 Ordinary Warrants and the Series A-2 Ordinary Warrants, including the exercise price and the number of Class A Ordinary Shares issuable upon exercise, may be adjusted in certain circumstances, including in the event of share dividends, share splits, and similar transactions. While adjustments are generally intended to prevent dilution for holders of the Series A-1 Ordinary Warrants and the Series A-2 Ordinary Warrants, there is no assurance that such adjustments will fully protect the value of the Series A-1 Ordinary Warrants and the Series A-2 Ordinary Warrants.

Additionally, we may redeem the Series A-1 Ordinary Warrants and the Series A-2 Ordinary Warrants for a nominal price upon 30 days’ prior notice to such holders in certain circumstances. In the event that the trading price of the Class A Ordinary Shares is then lower than the applicable exercise price, or if the trading price of the Class A Ordinary Shares decreases to below the applicable exercise price due to large amounts of investors exercising their Series A-1 Ordinary Warrants and the Series A-2 Ordinary Warrants at such time, or the market’s expectation that such exercises will occur, then the Series A-1 Ordinary Warrants and the Series A-2 Ordinary Warrants may be “out-of-the-money” and you may choose not to exercise them prior to redemption by us.

The Series A-1 Ordinary Warrants and the Series A-2 Ordinary Warrants have beneficial ownership limitations.

An investment in the Series A-1 Ordinary Warrants and the Series A-2 Ordinary Warrants involves a significant risk due to the 4.99% (or 9.99% if the investor so elects) beneficial ownership limitation. The terms of the Series A-1 Ordinary Warrants and the Series A-2 Ordinary Warrants prohibit any single holder from exercising the warrants if such exercise would result in the holder beneficially owning more than 4.99% (or 9.99% if the investor so elects) of our outstanding Class A Ordinary Shares immediately after the exercise, as elected by the holder at the time of issuance of the warrants. This limitation may also hinder the holder’s ability to exercise the Series A-1 Ordinary Warrants and the Series A-2 Ordinary Warrants when it may be most advantageous to do so, which could affect the value of their investment.

If the holders of the Series A-1 Ordinary Warrants and Series A-2 Ordinary Warrants elect to exercise such warrants using the cashless exercise option, we may not receive any meaningful amount of additional funds upon the cashless exercise of the Series A-1 Ordinary Warrants and the Series A-2 Ordinary Warrants.

The Series A-1 Ordinary Warrants and the Series A-2 Ordinary Warrants contain an cashless exercise provision which provides that a holder may effect a “cashless exercise” in whole or in part, in the event that if at any time after six (6) months following the issuance date there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of, the Class A Ordinary Shares underlying the Series A-1 Ordinary Warrants. Under the cashless exercise provision, the holder of the Series A-1 Ordinary Warrants and the Series A-2 Ordinary Warrants shall be entitled to receive a number of Class A Ordinary Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where (A) = trading price calculated based on provided formula; (B) = the exercise price of the Series A-1 Ordinary Warrants and the Series A-2 Ordinary Warrants, as adjusted thereunder; and (X) = the number of warrant shares that would be issuable upon exercise of such warrant by means of a cash exercise. Accordingly, we may not receive any or any meaningful amount of additional funds upon the cashless exercise of the Series A-1 Ordinary Warrants and the Series A-2 Ordinary Warrants.

Certain shareholders may have significant control over our management.

As of the date of this prospectus, Antalpha Capital owns an aggregate of 119,444,446 Ordinary Shares, which currently constitutes approximately 32.4% of our issued and outstanding Ordinary Shares and approximately 73.1% of the voting power of our issued and outstanding share capital, and also holds warrants to purchase 119,444,446 Ordinary Shares. As a result, Antalpha Capital may have a significant influence on our affairs and management, as well as on all matters requiring member approval, including electing and removing members of our Board, causing us to engage in transactions with affiliates entities, causing or restricting our sale or merger, and certain other matters. As our controlling shareholder, Antalpha Capital could delay, defer or prevent a change in control of us even when such a change of control would be in the best interests of our shareholders.

We may be or become a passive foreign investment company (“PFIC”), which could result in adverse U.S. federal income tax consequences to U.S. Holders of the Class A Ordinary Shares and Ordinary Warrants.

A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year if either (i) at least 75% of its gross income for such year consists of certain types of “passive” income; or (ii) at least 50% of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce passive income or are held for the production of passive income. Due to lack of authority and guidance from the IRS, the characterization of XAUt and other digital assets, and transactions involving XAUt and other digital assets, for purposes of the PFIC rules is uncertain. Because ownership of XAUt represents ownership of physical gold, which generally is treated as a passive asset for purposes of the PFIC rules, there may be heightened risk that XAUt is a passive asset for such purposes.

There can be no assurance regarding our PFIC status for the current taxable year or foreseeable future taxable years because our PFIC status is a factual determination made annually that will depend, in part, upon the composition of our income and assets and includes the uncertainty under the PFIC rules with respect to XAUt and other digital assets and transactions involving XAUt and other digital assets. The value of our assets, including the value of our goodwill and unbooked intangibles, may be determined in part by reference to the market price of our ordinary shares from time to time (which may be volatile). In addition, the composition of our income and assets will be affected by how, and how quickly, we spend our liquid assets. If our revenue from activities that produce passive income significantly increases relative to our revenue from activities that produce non-passive income, or in which we determine not to deploy significant amounts of cash and/or XAUt for active purposes, our risk of becoming classified as a PFIC may increase.

If we are a PFIC for any taxable year during which a U.S. Holder (as defined below) holds the Ordinary Securities, the U.S. Holder may be subject to certain adverse U.S. federal income tax consequences. Please see “Material U.S. Federal Income Tax Considerations to U.S. Holders - Passive Foreign Investment Company Status.”

THE OFFERING

Class A Ordinary Shares offered by us	None

Class A Ordinary Shares offered by the Selling Shareholders	Up to 388,543,241 Class A Ordinary Shares

Series A-1 Ordinary Warrants offered by the Selling Shareholders	Up to 70,833,335 Series A-1 Ordinary Warrants

Series A-2 Ordinary Warrants offered by the Selling Shareholders	Up to 70,833,335 Series A-2 Ordinary Warrants

Ordinary Shares outstanding before this offering	215,695,399.2 Class A Ordinary Shares and 152,515,144.8 Class B Ordinary Shares

Ordinary Shares outstanding after this offering	215,695,399.2 Class A Ordinary Shares and 152,515,144.8 Class B Ordinary Shares

Use of proceeds	We are not selling any Resale Securities under this prospectus and will not receive any proceeds from the sale of the Resale Securities. We are paying however all of the fees and expenses in connection with the registration of the Resale Securities.

Risk factors	Your investment in the Resale Securities involves substantial risks. You should consider the “Risk Factors” included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our filings with the SEC.

Nasdaq symbol	“AURE”

Unless otherwise indicated, the number of Class A Ordinary Shares to be outstanding after this offering is based on 215,695,399.2 Class A Ordinary Shares and 152,515,144.8 Class B Ordinary Shares outstanding as of the date of this prospectus, taking into consideration the 222,222,224 Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants and excludes (i) 70,833,335 Class A Ordinary Shares issuable upon exercise of Series A-1 Ordinary Warrants outstanding with an exercise price of $0.47 per share, (ii) 70,833,335 Class A Ordinary Shares issuable upon exercise of Series A-2 Ordinary Warrants outstanding with an exercise price of $0.54 per share, (iii) 68,055,557 Class B Ordinary Shares issuable upon exercise of Series B-1 Ordinary Warrants outstanding with an exercise price of $0.47 per share, (iv) 68,055,557 Class B Ordinary Shares issuable upon exercise of Class B-2 Ordinary Warrants outstanding with an exercise price of $0.54 per share, and (v) 8,000,000 Class B Ordinary Shares issuable upon exercise of Primary Warrants outstanding with an exercise price of $0.01 per share.

USE OF PROCEEDS

All of the securities offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Shareholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and our independent registered public accounting firm.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$1,000,000 divided into: (i) 1,440,000,000 Class A Ordinary Shares of par value of US$0.000625 each, each with one vote per share, and (ii) 160,000,000 Class B Ordinary Shares of par value of US$0.000625 each, each with 20 votes per share.

As of the date of this prospectus, there are 193,473,175.2 Class A Ordinary Shares and 152.515.144.8 Class B Ordinary Shares issued and outstanding.

The following are summaries of material provisions of our Third Amended and Restated Memorandum and Articles of Association and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.

Objects of Our Company. Under our Third Amended and Restated Memorandum and Articles of Association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares. Our ordinary shares, consisting of Class A Ordinary Shares and Class B Ordinary Shares, are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our Third Amended and Restated Memorandum and Articles of Association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Each Class A Ordinary Share carries one vote and each Class B Ordinary Share carries 20 votes, at a meeting at which all classes of shares are entitled to vote at. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by:

●	the chairperson of such meeting;

●	by at least three shareholders present in person or by proxy for the time being entitled to vote at the meeting;

●	by shareholder(s) present in person or by proxy representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and

●	by shareholder(s) present in person or by proxy and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our Third Amended and Restated Memorandum and Articles of Association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Third Amended and Restated Memorandum and Articles of Association provide that we shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. General meetings, including annual general meetings, may be held at such times and in any location in the world as may be determined by the Board. A general meeting or any class meeting may also be held by means of such telephone, electronic or other communication facilities as to permit all persons participating in the meeting to communicate with each other, and participation in such a meeting constitutes presence at such meeting.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Third Amended and Restated Memorandum and Articles of Association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our Third Amended and Restated Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Conversion of Class B Ordinary Shares. Subject to: (1) the provisions hereof and to compliance with all fiscal and other laws and regulations applicable thereto, including the Act; and (2) to approval of the Directors, each Class B Ordinary Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such Class B Ordinary Share, at the office of the Company or any transfer agent for such Class B Ordinary Share, into one fully paid and non-assessable Class A Ordinary Share.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or any other form approved by our board of directors. Notwithstanding the foregoing, ordinary shares may also be transferred in accordance with the applicable rules and regulations of Nasdaq.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Additionally, transfer of any Class B Ordinary Share shall be subject to: (1) the provisions hereof and to compliance with all fiscal and other laws and regulations applicable thereto, including the Act; and (2) approval of the board of directors.

Liquidation. On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. Our Third Amended and Restated Memorandum and Articles of Association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our Third Amended and Restated Memorandum and Articles of Association also authorizes our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including, among other things:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preferred shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our Third  Amended and Restated Memorandum and Articles of Association have provisions that provide our shareholders the right to inspect our register of members without charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of our Third Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Third Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may have a capital divided into shares of no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five percent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and a majority in number of each class of creditors with whom the arrangement is to be made, and who must in addition represent seventy-five percent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the indemnified person’s own fraud, dishonesty, willful default or willful neglect or the consequences of committing a crime. Our Third Amended and Restated Memorandum and Articles of Association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, wilful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Third Amended and Restated Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Cayman Companies Act allows a special resolution to be passed in writing if signed by all the voting shareholders (if authorized by the memorandum and articles of association).

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Third Amended and Restated Articles of Association allow our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Third Amended and Restated Articles of Association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our Third Amended and Restated Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Third Amended and Restated Articles of Association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our Third Amended and Restated Articles of Association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our Third Amended and Restated Memorandum and Articles of Association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Third Amended and Restated Articles of Association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our Third Amended and Restated Memorandum and Articles of Association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our Third Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Third Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

DESCRIPTION OF RESALE SECURITIES

Class A Ordinary Shares

The material terms and provisions of our Class A Ordinary Shares and each other class of our securities which qualifies or limits our Class A Ordinary Shares are described under the caption “Description of Share Capital” in this prospectus.

Series A-1 Ordinary Warrants

The Series A-1 Ordinary Warrants offered hereby were issued in the form filed as Exhibit 4.2 to the registration statement of which this prospectus is a part and the following summary is not complete and is subject to and qualified in its entirety by those filed exhibits.

Prospective investors should carefully review the form of Series A-1 Ordinary Warrant for a complete description of the terms and conditions applicable to the Series A-1 Ordinary Warrant.

Exercise Price

The exercise price per Class A Ordinary Share purchasable upon exercise of the Series A-1 Ordinary Warrant is US$0.47 per share. The exercise price and number of Class A Ordinary Shares issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, share combinations, reorganizations or similar events affecting our Class A Ordinary Shares.

Exercisability

Each Series A-1 Ordinary Warrant is exercisable at the option of the holder at any time on or after the issuance date until the third anniversary of the issuance date.

Each Series A-1 Ordinary Warrant will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full of the exercise price in immediately available funds for the number of shares of our Class A Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below).

A holder may not exercise any portion of the Series A-1 Ordinary Warrant to the extent that the holder (together with its affiliates) would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Class A Ordinary Shares immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding Class A Ordinary Shares immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A-1 Ordinary Warrants, provided that any increase in the beneficial ownership limitation will not take effect until the 61st days after such notice is delivered to us.

Cashless Exercise

In the event that if at any time after six (6) months following the issuance date there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of, the Class A Ordinary Shares underlying the Series A-1 Ordinary Warrants, the Series A-1 Ordinary Warrants may also be exercised, in whole or in part, at such time by means of a “cashless exercise.” Under the cashless exercise provision, the holder of the Series A-1 Ordinary Warrants shall be entitled to receive a number of Class A Ordinary Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where (A) = trading price calculated based on provided formula; (B) = the exercise price of the Series A-1 Ordinary Warrants, as adjusted thereunder; and (X) = the number of warrant shares that would be issuable upon exercise of such warrant by means of a cash exercise.

Company Redemption Option

The Series A-1 Ordinary Warrants are redeemable by the Company in certain circumstances. Subject to certain exceptions, the closing price of the Class A Ordinary Shares reported has been at least US$0.94, on each of twenty (20) trading days, within the thirty (30) trading-day period ending on the third trading day prior to the date on which notice of the redemption is given, no less than all of the outstanding Series A-1 Ordinary Warrants may be redeemed at the price of US$0.01 per Series A-1 Ordinary Warrant.

Fundamental Transactions

In the event of a fundamental transaction, the holders of the Series A-1 Ordinary Warrants will be entitled to receive, upon exercise, the same kind and amount of securities, cash or property which shareholders would have received had they exercised immediately prior to such transaction. The exercise price will be appropriately adjusted to apply to such alternative consideration. If shareholders are given any choice as to the consideration to be received, holders of the Series A-1 Ordinary Warrants will be given the same choice. We will cause any successor entity in a fundamental transaction in which we are not the survivor to assume our obligations under the Series A-1 Ordinary Warrants and, at the holder’s option, deliver a security substantially similar to the Series A-1 Ordinary Warrants that preserves its economic value.

Transferability

Subject to applicable laws, a Series A-1 Ordinary Warrant may be transferred at the option of the holder upon surrender of the Series A-1 Ordinary Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes.

Trading Market

There is no established public trading market for the Series A-1 Ordinary Warrants and we do not intend to list the Series A-1 Ordinary Warrants on any national securities exchange or trading system. Without a trading market, the liquidity of the Series A-1 Ordinary Warrants will be limited. The Class A Ordinary Shares issuable upon exercise of the Series A-1 Ordinary Warrants are currently traded on Nasdaq.

No Rights as a Shareholder

Except as otherwise provided in the Series A-1 Ordinary Warrant, the Series A-1 Ordinary Warrant does not entitle its holder to any voting rights, dividends or other rights as a shareholders of the Company prior to the exercise of the Series A-1 Ordinary Warrant.

Waivers and Adjustments

Subject to certain exceptions, any terms of the Series A-1 Ordinary Warrants may be amended or waived with our written consent and the written consent of the holder.

Series A-2 Ordinary Warrants

The Series A-2 Ordinary Warrants offered hereby were issued in the form filed as Exhibit 4.3 to the registration statement of which this prospectus is a part and the following summary is not complete and is subject to and qualified in its entirety by those filed exhibits.

Prospective investors should carefully review the form of Series A-2 Ordinary Warrant for a complete description of the terms and conditions applicable to the Series A-2 Ordinary Warrant.

Exercise Price

The exercise price per Class A Ordinary Share purchasable upon exercise of the Series A-2 Ordinary Warrant is US$0.54 per share. The exercise price and number of Class A Ordinary Shares issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, share combinations, reorganizations or similar events affecting our Class A Ordinary Shares.

Exercisability

Each Series A-2 Ordinary Warrant is exercisable at the option of the holder at any time on or after the issuance date until the third anniversary of the issuance date.

Each Series A-2 Ordinary Warrant will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full of the exercise price in immediately available funds for the number of shares of our Class A Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below).

A holder may not exercise any portion of the Series A-2 Ordinary Warrant to the extent that the holder (together with its affiliates) would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Class A Ordinary Shares immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding Class A Ordinary Shares immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A-2 Ordinary Warrants, provided that any increase in the beneficial ownership limitation will not take effect until the 61st days after such notice is delivered to us.

Cashless Exercise

In the event that if at any time after six (6) months following the issuance date there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of, the Class A Ordinary Shares underlying the Series A-2 Ordinary Warrants, the Series A-2 Ordinary Warrants may also be exercised, in whole or in part, at such time by means of a “cashless exercise.” Under the cashless exercise provision, the holder of the Series A-2 Ordinary Warrants shall be entitled to receive a number of Class A Ordinary Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where (A) = trading price calculated based on provided formula; (B) = the exercise price of the Series A-2 Ordinary Warrants, as adjusted thereunder; and (X) = the number of warrant shares that would be issuable upon exercise of such warrant by means of a cash exercise.

Company Redemption Option

The Series A-2 Ordinary Warrants are redeemable by the Company in certain circumstances. Subject to certain exceptions, the closing price of the Class A Ordinary Shares reported has been at least US$1.08, on each of twenty (20) trading days, within the thirty (30) trading-day period ending on the third trading day prior to the date on which notice of the redemption is given, no less than all of the outstanding Series A-1 Ordinary Warrants may be redeemed at the price of US$0.01 per Series A-2 Ordinary Warrant.

Fundamental Transactions

In the event of a fundamental transaction, the holders of the Series A-2 Ordinary Warrants will be entitled to receive, upon exercise, the same kind and amount of securities, cash or property which shareholders would have received had they exercised immediately prior to such transaction. The exercise price will be appropriately adjusted to apply to such alternative consideration. If shareholders are given any choice as to the consideration to be received, holders of the Series A-2 Ordinary Warrants will be given the same choice. We will cause any successor entity in a fundamental transaction in which we are not the survivor to assume our obligations under the Series A-2 Ordinary Warrants and, at the holder’s option, deliver a security substantially similar to the Series A-2 Ordinary Warrants that preserves its economic value.

Transferability

Subject to applicable laws, a Series A-2 Ordinary Warrant may be transferred at the option of the holder upon surrender of the Series A-2 Ordinary Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes.

Trading Market

There is no established public trading market for the Series A-2 Ordinary Warrants. and we do not intend to list the Series A-2 Ordinary Warrants on any national securities exchange or trading system. Without a trading market, the liquidity of the Series A-2 Ordinary Warrants will be limited. The Class A Ordinary Shares issuable upon exercise of the Series A-2 Ordinary Warrants are currently traded on Nasdaq.

No Rights as a Shareholder

Except as otherwise provided in the Series A-2 Ordinary Warrant, the Series A-2 Ordinary Warrant does not entitle its holder to any voting rights, dividends or other rights as a shareholders of the Company prior to the exercise of the Series A-2 Ordinary Warrant.

Waivers and Adjustments

Subject to certain exceptions, any terms of the Series A-2 Ordinary Warrants may be amended or waived with our written consent and the written consent of the holder.

SELLING SHAREHOLDERS

The Resale Securities being offered by the Selling Shareholders are those previously issued to the Selling Shareholders. For additional information regarding the issuances of the Resale Securities, see “Corporate Information – Recent Developments” above. We are registering the Shares in order to permit the Selling Shareholders to offer the Resale Securities for resale from time to time.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the Class A Ordinary Shares by each of the Selling Shareholders. The second column lists the total number of Class A Ordinary Share beneficially owned by each Selling Shareholder based on its ownership of the Class A Ordinary Shares as of October 10, 2025. The third, fourth and fifth columns list the Class A Ordinary Shares, the Series A-1 Ordinary Warrants and the Series A-2 Ordinary Warrants being offered by this prospectus by the Selling Shareholders.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to Class A Ordinary Shares. Generally, a person “beneficially owns” shares of our Class A Ordinary Shares if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the Selling Shareholders.

Unless otherwise indicated in the footnotes to this table, we believe that each Selling Shareholder has sole voting and investment power with respect to the Resale Securities indicated as beneficially owned. Shares issuable pursuant to the exercise of equity options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding Class A Ordinary Shares beneficially owned by such person but are not deemed outstanding for computing the percentage of outstanding Class A Ordinary Shares beneficially owned by any other person.

To our knowledge, except for the ownership of the Company’s securities, neither the Selling Shareholders nor any of their affiliates, officers, directors or principal equity holders have held any position or office or had any other material relationship with us or our affiliates within the past three years.

This prospectus covers the resale of 388,543,241 Class A Ordinary Shares, 70,833,335 Series A-1 Ordinary Warrants and 70,833,335 Series A-2 Ordinary Warrants.

Name of Selling Shareholders	Number of Class A Ordinary Shares Beneficially Owned Before the Offering	Maximum Number of Class A Ordinary Shares To Be Sold Pursuant to this Prospectus	Maximum Number of Series A-1 Ordinary Warrants To Be Sold Pursuant to this Prospectus	Maximum Number of Series A-2 Ordinary Warrants To Be Sold Pursuant to this Prospectus	Number of Shares of Class A Ordinary Shares Owned After the Offering	Percentage of Class A Ordinary Shares Owned After the Offering
Tether Investments, S.A. de C.V. (1)	83,333,336	83,333,336	20,833,334	20,833,334	0	0%
Bitmeta Limited (2)	55,555,556	55,555,556	13,888,889	13,888,889	0	0%
Unity Ideal Limited (3)	55,555,556	55,555,556	13,888,889	13,888,889	0	0%
YA II PN, LTD. (4)	55,555,556	55,555,556	13,888,889	13,888,889	0	0%
Nexus ConsultTech Limited (5)	33,333,336	33,333,336	8,333,334	8,333,334	0	0%
Kiara Capital Holding Limited (6)	56,500,983	56,500,983	0	0	0	0%
Zhao Xiuwen (7)	5,000,000	5,000,000	0	0	0	0%
Wang Xin (8)	5,108,696	5,108,696	0	0	0	0%
Li Xueguang (9)	6,000,000	6,000,000	0	0	0	0%
Lu Shushao (10)	3,300,000	3,300,000	0	0	0	0%
Wang Sanyang (11)	2,500,000	2,500,000	0	0	0	0%
Guo Zhuping (12)	4,000,000	4,000,000	0	0	0	0%
Chen Mingqing (13)	5,000,000	5,000,000	0	0	0	0%
Yang Xinghua (14)	1,700,000	1,700,000	0	0	0	0%
Wong Ngat (15)	1,768,117	1,768,117	0	0	0	0%
Kazuho Komoda (16)	100,000	100,000	0	0	0	0%
Wei Gao (17)	100,000	100,000	0	0	0	0%
Wu Yonghong (18)	450,000	450,000	0	0	0	0%
Zhang Yonghui (19)	3,000,000	2,000,000	0	0	0	0%
Kui Yu (20)	3,500,000	3,500,000	0	0	0	0%
Lan Yingqing (21)	3,500,000	3,500,000	0	0	0	0%
Cohen & Company Securities, LLC (22)	3,682,105	3,682,105	0	0	0	0%
(1)	Representing (i) 41,666,668 Class A Ordinary Shares, (ii) 20,833,334 Series A-1 Ordinary Warrants, (iii) 20,833,334 Class A Ordinary Shares issuable upon exercise of the Series A-1 Ordinary Warrants, (iv) 20,833,334 Series A-2 Ordinary Warrants, and (v) 20,833,334 Class A Ordinary Shares issuable upon exercise of the Series A-2 Ordinary Warrants. Tether Investments, S.A. de C.V. (“Tether”) is controlled by Giancarlo Devasini. The registered address of Tether Investments, S.A. de C.V. is Final Av. La Revolucion, Colonia San Benito, Edif. Centro, Corporativo Presidente Plaza, Nivel 12, Oficina 2, Distrito de San Salvador Municipio de San Salvador Centro, Republica de El Salvador.

(2)	Representing (i) 16,666,666 Class A Ordinary Shares, (ii) 11,111,112 Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants, (iii) 13,888,889 Series A-1 Ordinary Warrants, (iv) 13,888,889 Class A Ordinary Shares issuable upon exercise of the Series A-1 Ordinary Warrants, (v) 13,888,889 Series A-2 Ordinary Warrants, and (vi) 13,888,889 Class A Ordinary Shares issuable upon exercise of the Series A-2 Ordinary Warrants. Bitmetal Limited is controlled by Chunhua Zhao. The registered address of Bitmeta Limited is Aegis Chambers, 1st Floor, Ellen Skelton Building, 3076 Sir Francis Drake’s Highway, Road Town, Tortola, VG 1110, British Virgin Islands.

(3)	Representing (i) 16,666,666 Class A Ordinary Shares, (ii) 11,111,112 Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants, (iii) 13,888,889 Series A-1 Ordinary Warrants, (iv) 13,888,889 Class A Ordinary Shares issuable upon exercise of the Series A-1 Ordinary Warrants, (v) 13,888,889 Series A-2 Ordinary Warrants, and (vi) 13,888,889 Class A Ordinary Shares issuable upon exercise of the Series A-2 Ordinary Warrants. Unity Ideal Limited is controlled by Hongri Bai. The registered address of Unity Ideal Limited is Asia Leading Chambers, Road Town, Tortola VG 1110, British Virgin Islands.

(4)	Representing (i) 27,777,778 Class A Ordinary Shares, (ii) 13,888,889 Series A-1 Ordinary Warrants, (iii) 13,888,889 Class A Ordinary Shares issuable upon exercise of the Series A-1 Ordinary Warrants, (iv) 13,888,889 Series A-2 Ordinary Warrants, and (v) 13,888,889 Class A Ordinary Shares issuable upon exercise of the Series A-2 Ordinary Warrants. Yorkville Advisors Global, LP is its investment manager and Yorkville Advisors Global II, LLC is its general partner. YA II PN, LTD. is controlled by Mark Angelo. The registered address of YA II PN, LTD. is 1012 Springfield Avenue, Mountainside, NJ 07092.

(5)	Representing (i) 16,666,668 Class A Ordinary Shares, (ii) 8,333,334 Series A-1 Ordinary Warrants, (iii) 8,333,334 Class A Ordinary Shares issuable upon exercise of the Series A-1 Ordinary Warrants, (iv) 8,333,334 Series A-2 Ordinary Warrants, and (v) 8,333,334 Class A Ordinary Shares issuable upon exercise of the Series A-2 Ordinary Warrants. Nexus ConsulTech Limited is controlled by Linlin Zhang. The registered address of Nexus ConsultTech Limited is Asia Leading Chambers, Road Town, Tortola VG 1110, British Virgin Islands.

(6)	Representing (A) 1,000,000 Class A Ordinary Shares, and (B) Class A Ordinary Shares that are convertible from (i) 30,834,315 Class B Ordinary Shares, (ii) 8,333,334 Class B Ordinary Shares issuable upon exercise of the Series B-1 Ordinary Warrants, (iv) 8,333,334 Class B Ordinary Shares issuable upon exercise of the Series B-2 Ordinary Warrants, and (v) 8,000,000 Class B Ordinary Shares issuable upon exercise of the Primary Warrants. Kiara Capital Holding Limited has three individuals serving as directors, each of whom share voting and dispositive control over the shares of the Company with no single person controlling investment or voting decision with respect to such shares. The registered address of Kiara Capital Holding Limited is Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands, VG1110.

(7)	The business address of Zhao Xiuwen is No.4 Gongyuan Road, Shashi District, Jingzhou, Hubei, China.

(8)	The business address of Wang Xin is 47-1, Xiaoshengjiaxiang, Jingkou District, Zhenjiang, Jiangsu, China.

(9)	The business address of Li Xueguang is 301, Unit 1, Building 3, Xishanyanluxiqu, Mentougou District, Beijing, China.

(10)	The business address of Lu Shuhao is No. 70, Taoyuan Road, Nanming District, Guiyang City, Guizhou Province, China.

(11)	The business address of Wang Sanyang is 718, Building A, No. 43 Xizhimen North Street, Haidian District, Beijing, China.

(12)	The business address of Guo Zhuping is 5-13-19 Roppongi, Minato City, Tokyo, 106-0032, Japan.

(13)	The business address of Chen Mingqing is Room 1, No.47 Xiaoshengjia Lane, Jingkou District, Zhenjiang, Jiangsu, China.

(14)	The business address of Yang Xinghua is 1-6, No. 73 Taishan Street, Shahekou District, Dalian, Liaoning, China.

(15)	The business address of Wong Ngat is Flat D, 10/F Wilmount Court 25, Kin Wah Street, North Point, Hong Kong.

(16)	The business address of Kazuho Komoda is A4-1806, A4 Building, World City Towers,4-6-4, Konan, Minato-Ku, Tokyo, Japan.

(17)	The business address of Wei Gao is Liya Building 18d, Zhonghai Liyuan, Nanshan Avenue, Nanshan, Shenzhen City, Guangdong Province, China.

(18)	The business address of Wu Yonghong is 16d , Building 8, Shenyuncun, Nanshan District, Shenzhen, Guangdong, China.

(19)	The business address of Zhang Yonghui is 23 Birch Road, Singapore, 219889.

(20)	The business address of Kui Yu is 103, Unit 3, Building 19,Zaojundongli, Haidian District, Beijing, China.

(21)	The business address of Lan Yingqing is 401, Unit A, Building 21,Shuanglonghuayuan, Baoan District, Shenzhen, Guangdong, China

(22)

Representing 3,682,105 Class A Ordinary Shares received by Cohen & Company Securities, LLC pursuant to an engagement letter with the Company. The person with voting and investment control of the securities is Jerry Serowik of Cohen & Company Securities, LLC. Mr. Serowik may be deemed the beneficial owner over any securities held by Cohen & Company Securities, LLC. The address of Cohen & Company Securities, LLC is 2929 Arch Street, Suite 1703, Philadelphia, PA 19104.

PLAN OF DISTRIBUTION

We are registering the Resale Securities to permit resale by the Selling Shareholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholders of the Resale Securities. We will bear all fees and expenses incident to our obligation to register the Resale Securities.

The Selling Shareholders may sell all or a portion of the Resale Securities held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Resale Securities are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Resale Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the registration statement is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell the Resale Securities under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus.

In addition, the Selling Shareholders may transfer the Resale Securities by other means not described in this prospectus. If the Selling Shareholders effect such transactions by selling the Resale Securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholders or commissions from purchasers of the Resale Securities for whom it may act as agent or to whom it may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

In connection with sales of the Resale Securities or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Resale Securities in the course of hedging in positions they assume. The Selling Shareholders may also sell the Resale Securities short and deliver the Resale Securities covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholders may also loan or pledge the Resale Securities to broker-dealers that in turn may sell such shares.

The Selling Shareholders may pledge or grant a security interest in some or all of the Resale Securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Resale Securities from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The Selling Shareholder also may transfer and donate the Resale Securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Shareholders and any broker-dealer participating in the distribution of the Resale Securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.

Under the securities laws of some states of the United States, the Resale Securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Resale Securities may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that the Selling Shareholders will sell any or all of the Resale Securities registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Class A Ordinary Shares by the Selling Shareholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the ordinary shares to engage in market-making activities with respect to the Resale Securities. All of the foregoing may affect the marketability of the Resale Securities and the ability of any person or entity to engage in market-making activities with respect to the Resale Securities.

We will pay all expenses of the registration of the Resale Securities, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, the Selling Shareholders will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Shareholder against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the Selling Shareholder will be entitled to contribution. We may be indemnified by the Selling Shareholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Shareholders specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the Resale Securities will be freely tradable in the hands of persons other than our affiliates.

Lock-Up

In connection with the PIPE Financing, Antalpha Capital, Kiara Capital and Tether have agreed to lock-up restrictions with the Company whereby they will not sell or transfer the Company’s securities for six months following the effectiveness of the Registration Statement, subject to customary exceptions.

Additionally, in connection with the PIPE Financing, the Selling Shareholders (other than Antalpha Capital, Kiara Capital, Tether, Bitmetal Limited, Unity Ideal Limited, YA II PN, LTD. and Nexus ConsultTech Limited) have agreed to lock-up restrictions with the Company whereby they will not sell or transfer the Company’s securities for three months following the effectiveness of the Registration Statement, subject to customary exceptions.

Material U.S. Federal Income Tax Considerations

General

The following is a general discussion of certain material U.S. federal income tax consequences to U.S. Holders (as defined below) of the acquisition, ownership and disposition of our Class A Ordinary Shares and Ordinary Warrants (the “Ordinary Securities”). No ruling has been requested or will be obtained from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of the Ordinary Securities; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This summary is limited to U.S. federal income tax considerations relevant to U.S. Holders that hold the Ordinary Securities as “capital assets” within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

●	our officers or directors;

●	banks, financial institutions or financial services entities;

●	broker-dealers;

●	taxpayers that are subject to the mark-to-market accounting rules;

●	tax-exempt entities;

●	S-corporations, partnerships and other pass-through entities or arrangements for U.S. federal income tax purposes, and any owners of any such entities or arrangements;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	expatriates or former long-term residents of the United States;

●	persons that actually or constructively own five percent or more of our shares by vote or value;

●	persons that acquired the Ordinary Securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

●	persons subject to the alternative minimum tax or the base erosion and anti-abuse tax;

●	persons that hold the Ordinary Securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or

●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

As used in this annual report, the term “U.S. Holder” means a beneficial owner of the Ordinary Securities that is for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect under applicable U.S. Treasury regulations a valid election to be treated as a U.S. person.

Moreover, the discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Those authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws, or the Medicare tax on net investment income.

This discussion does not consider the tax treatment of partnerships (including any entity or arrangement classified as a partnership for U.S. federal income tax purposes) or other pass-through entities for U.S. federal income tax purposes or persons who hold the Ordinary Securities through such entities. If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of the Ordinary Securities, the U.S. federal income tax treatment of the partnership or a partner in the partnership will generally depend on the status of the partner and the activities of the partner and the partnership. If you are a partnership or a partner of a partnership holding the Ordinary Securities, we urge you to consult your tax advisor.

This summary does not purport to be a comprehensive analysis or description of all potential U.S. federal income tax consequences of acquiring, owning and disposing of the Ordinary Securities. Holders of the Ordinary Securities should consult with their tax advisors regarding the particular tax consequences to them of the acquisition, ownership and disposition of the Ordinary Securities, including the applicability and effects of U.S. federal, state, local, and other tax laws.

Taxation of Distributions

Subject to the possible applicability of the PFIC rules discussed below under “Passive Foreign Investment Company Status,” if we make a distribution of cash or other property on our Class A Ordinary Shares, a U.S. Holder will generally be required to include in gross income as a dividend the amount of any distribution paid on our Class A Ordinary Shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates. Subject to the PFIC rules described below, distributions in excess of such earnings and profits will generally be applied against and reduce the U.S. Holder’s basis in our Class A Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will generally be treated as capital gain from the sale or exchange of such Class A Ordinary Shares (see “Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” below). If we do not provide calculations of our earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will generally not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions, dividends will generally be taxed at the lower applicable long-term capital gains rate (see “Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” below) provided that our Class A Ordinary Shares are readily tradable on an established securities market in the United States, and we are not treated as a PFIC in the year the dividend is paid or in the preceding year and certain holding period and other requirements are met. U.S. Treasury Department guidance indicates that shares listed on NASDAQ (on which the Class A Ordinary Shares are listed) will be considered readily tradable on an established securities market in the United States. Even if the Class A Ordinary Shares are listed on NASDAQ, there can be no assurance that our Class A Ordinary Shares will be considered readily tradable on an established securities market in future years. U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to Class A Ordinary Shares.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of the Ordinary Securities

Subject to the PFIC rules described below under “Passive Foreign Investment Company Status,” a U.S. Holder will generally recognize capital gain or loss on the sale or other taxable disposition of the Ordinary Securities in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received in the disposition and (ii) such U.S. Holder’s adjusted tax basis in the Ordinary Securities disposed. A U.S. Holder’s adjusted tax basis in its Ordinary Securities will generally equal the U.S. Holder’s acquisition cost reduced by any prior distributions treated as a return of capital. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such Ordinary Securities exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder is currently eligible to be taxed at reduced rates. The deduction of capital losses is subject to certain limitations.

Passive Foreign Investment Company Status

We may be, or may become a “passive foreign investment company”, or “PFIC”, within the meaning of Section 1297(a) of the Code. The treatment of U.S. Holders of the Ordinary Securities could be materially different from that described above if we are or will be treated as a PFIC.

A non-U.S. corporation is a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income, or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. Due to lack of authority and guidance from the IRS, the characterization of XAUt and other digital assets, and transactions involving XAUt and other digital assets, for purposes of the PFIC rules is uncertain. Because ownership of XAUt represents ownership of physical gold, which generally is treated as a passive asset for purposes of the PFIC rules, there may be heightened risk that XAUt is a passive asset for such purposes.

There can be no assurance regarding our PFIC status for the current taxable year or foreseeable future taxable years because our PFIC status is a factual determination made annually that will depend, in part, upon the composition of our income and assets and includes the uncertainty under the PFIC rules with respect to XAUt and other digital assets and transactions involving XAUt and other digital assets. The value of our assets, including the value of our goodwill and unbooked intangibles, may be determined in part by reference to the market price of our ordinary shares from time to time (which may be volatile). In addition, the composition of our income and assets will be affected by how, and how quickly, we spend our liquid assets. If our revenue from activities that produce passive income significantly increases relative to our revenue from activities that produce non-passive income, or in which we determine not to deploy significant amounts of cash and/or XAUt for active purposes, our risk of becoming classified as a PFIC may substantially increase.

Because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income or assets as non-passive, or our valuation of our goodwill and other unbooked intangibles, each of which could cause us to become classified as a PFIC for the current or subsequent taxable years. If we are classified as a PFIC for any taxable year during which a U.S. Holder holds the Offered Securities, the PFIC rules discussed below will generally apply to such U.S. Holder for such taxable year, and unless the U.S. Holder makes certain elections, will apply in future taxable years even if we cease to be a PFIC.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of the Ordinary Securities and, in the case of Class A Ordinary Shares, the U.S. Holder did not make an applicable purging election or a mark-to-market election, such U.S. Holder would generally be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Ordinary Securities and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Class A Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Class A Ordinary Shares).

Under these rules:

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Securities;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we were a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

If we are a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, a U.S. Holder would generally be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we (or our subsidiary) receive a distribution from, or dispose of all or part of the interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

QEF Election, Market-Market Election and Purging Election

In general, a U.S. Holder may avoid the adverse PFIC tax consequences described above in respect of such U.S. Holder’s Class A Ordinary Shares (but not Ordinary Warrants) by making and maintaining a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends.

A U.S. Holder may not make a QEF election with respect to its Ordinary Warrants. As a result, if a U.S. Holder sells or otherwise disposes of such Ordinary Warrants (other than upon exercise of such Ordinary Warrants for cash) and we were a PFIC at any time during the U.S. Holder’s holding period of such Ordinary Warrants, any gain recognized will generally be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such Ordinary Warrants properly makes and maintains a QEF election with respect to the newly acquired Class A Ordinary Shares (or has previously made a QEF election with respect to Class A Ordinary Shares), the QEF election will apply to the newly acquired Class A Ordinary Shares. Notwithstanding such QEF election, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Class A Ordinary Shares (which will generally be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the Ordinary Warrants), unless the U.S. Holder makes a purging election under the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from us. We have not determined whether we will provide U.S. Holders this information if we determine that we are or will become a PFIC.

Alternatively, if we are a PFIC and the Class A Ordinary Shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder, at the close of the first taxable year in which it holds (or is deemed to hold) the Class A Ordinary Shares, makes a mark-to-market election with respect to such shares for such taxable year. Such U.S. Holder will generally include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Class A Ordinary Shares at the end of such year over its adjusted basis in its Class A Ordinary Shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Class A Ordinary Shares over the fair market value of its Class A Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Class A Ordinary Shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to Ordinary Warrants.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including NASDAQ (on which the Class A Ordinary Shares are listed), or on a non-U.S. exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Moreover, a mark-to-market election made with respect to Class A Ordinary Shares would not apply to a U.S. Holder’s indirect interest in any lower tier PFICs in which we own shares. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to the Class A Ordinary Shares under their particular circumstances.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder may have to file an IRS Form 8621 and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of the Ordinary Securities should consult their tax advisors concerning the application of the PFIC rules to the Ordinary Securities under their particular circumstances.

Foreign Financial Asset Reporting, Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the IRS relating to an interest in “specified foreign financial assets,” including shares issued by a non-U.S. corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds an applicable threshold based on whether the U.S. Holder is an entity or an individual (and in the case of an individual, the threshold depends upon such individual’s filing status and whether the individual resides in the United States), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). Generally, the Ordinary Securities would constitute “specified foreign financial assets.” Penalties may apply if a U.S. Holder is required to submit such information to the IRS and fails to do so.

Distributions with respect to our Class A Ordinary Shares and proceeds received from the sale, taxable exchange or other taxable disposition of the Ordinary Securities may be subject to information reporting to the IRS and possible backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules, if the required information is timely furnished to the IRS.

U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States. In addition, Cayman Islands companies may not have standing to sue before federal courts of the United States.

Substantially all of our assets are located in Hong Kong. In addition, a majority of our directors and officers are nationals or residents of Hong Kong and a majority of their assets are located outside the United States. As a result, it may be difficult for shareholders to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent to receive service of process upon whom process may be served in any action brought against us under the securities laws of the United States.

Ogier, our Cayman Islands counsel, and Han Kun Law Offices LLP, our Hong Kong counsel, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands or Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Ogier has further advised us that, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

1.	is given by a foreign court of competent jurisdiction;

2.	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

3.	is final and conclusive;

4.	is not in respect of taxes, a fine or a penalty;

5.	was not obtained by fraud; and

6.	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the United States courts under civil liability provisions of the securities laws if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. As the courts of the Cayman Islands have yet to rule on making such a determination, it is uncertain whether such civil liability judgments from United States courts would be enforceable in the Cayman Islands. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Han Kun Law Offices LLP has further advised us that that there is uncertainty as to whether the judgment of United States courts will be directly enforced in Hong Kong, as the United States and Hong Kong do not have a treaty or other arrangements providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters. However, a foreign judgment may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court since the judgment may be regarded as creating a debt between the parties to it, provided that the foreign judgment, among other things, is a final judgment conclusive upon the merits of the claim and is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

LEGAL MATTERS

Certain legal matters as to U.S. federal and New York state law in connection with this offering will be passed upon for us by Loeb & Loeb LLP. The validity of the Class A Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier, our counsel as to Cayman Islands law. Legal matters as to Hong Kong law will be passed upon for us by Han Kun Law Offices LLP. Loeb & Loeb LLP may rely upon Ogier with respect to matters governed by Cayman Islands law and Han Kun Law Offices LLP with respect to matters governed by Hong Kong law.

EXPERTS

The consolidated financial statements of Prestige Wealth Inc. for the year ended September 30, 2022 are incorporated by reference in this prospectus and registration statement have been audited by Marcum Asia CPAs LLP, independent registered public accounting firm, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing. The office of Marcum Asia CPAs LLP is located at 7 Penn Plaza, Suite 830, New York, New York, 10001.

The consolidated financial statements of Prestige Wealth Inc. as of and for the years ended September 30, 2023 and 2024 are incorporated by reference in this prospectus and registration statement have been audited by Summit Group CPAs, P.C. (“SG CPA”, formerly known as “Yu Certified Public Accountant, P.C.”), independent registered public accounting firm, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing. The office of SG CPA is located at 99 Madison Avenue, Suite 601, New York, New York, 10016

The consolidated financial statements of Wealth AI Pte. Ltd. as of and for the years ended September 30, 2023 and 2024 are incorporated by reference in this prospectus and registration statement have been audited SG CPA, independent registered public accounting firm, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing. The office of SG CPA is located at 99 Madison Avenue, Suite 601, New York, New York, 10016.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities being offered. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents:

●	our annual report on Form 20-F for the fiscal year ended September 30, 2024 filed with the SEC on February 13, 2025 (File No. 001-41734) and Amendment No. 1 to Form 20-F filed with the SEC on April 28, 2025;

●	our report on Form 6-K for the Unaudited Interim Condensed Consolidated Financial Statements for the six-month period ended March 31, 2025 furnished with the SEC on September 19, 2025;

●	our report on Form 6-K for the audited financial statements of Wealth AI Pte. Ltd. for the fiscal years ended on September 30, 2023 and 2024, unaudited interim condensed consolidated financial statements of Wealth AI Pte. Ltd. for the six month period ended March 31, 2025 and unaudited pro forma financial information of the Company after giving effect to the consummation of acquisition of businesses of SPW Global Inc. and Wealth AI Pte Ltd. furnished with the SEC on September 19, 2025;

●	our reports of on Form 6-K furnishes with the SEC on October 18, 2024, November 8, 2024, November 12, 2024, December 19, 2024, December 19, 2024, December 20, 2024, December 30, 2024, January 7, 2025, February 13, 2025, February 24, 2025, February 27, 2025, March 10, 2025, March 13, 2025, March 27, 2025, March 31, 2025, April 3, 2025, April 11, 2025, April 23, 2025, April 29, 2025, June 30, 2025, August 15, 2025, September 19, 2025, October 2, 2025, October 10, 2025 and October 15, 2025;

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

●	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Office Unit 6620B, 66/F,

The Center, 99 Queen’s Road Central,

Central, Hong Kong

Attention: Investor Relations

You should rely only on the information that we incorporate by reference or provide in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 17, 2025

PROSPECTUS

PRESTIGE WEALTH INC.

$500,000,000

Class A Ordinary Shares

Warrants

Units

We may from time to time offer, issue and sell up to $500,000,000 Class A ordinary shares, par value $0.000625 per share (“Class A Ordinary Shares”), warrants to purchase Class A Ordinary Shares, or units consisting of Class A Ordinary Shares or warrants, or any other combination of these securities from time to time in one or more offerings, at prices and on terms described in one or more supplements to this prospectus. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $500,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided in connection with a specific offering. You should read this prospectus, any prospectus supplement and any free writing prospectus before you invest in any of our securities.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “AURE.” On October 16, 2025, the closing trading price of our Class A Ordinary Shares was $0.6134. The aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates, or public float, as of October 16, 2025, was approximately $28.9 million, which was calculated based on 24,672,568 Class A Ordinary Shares held by non-affiliates and the price of $1.17 per share, which was the closing price of our Class A Ordinary Shares on Nasdaq on October 10, 2025. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-12 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F (including its Amendment No. 1, the “2024 Annual Report”), in other reports incorporated herein by reference, and in any applicable prospectus supplement.

We are both an “emerging growth company” and a “foreign private issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. Please see “Implications of Being an Emerging Growth Company and a Foreign Private Issuer.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2025.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the selling shareholders have authorized anyone to provide you with different information. Neither we nor the selling shareholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

S-i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F–3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using this self-registration statement, we may, from time to time, sell any of our securities to the extent permitted in this prospectus and the applicable prospectus supplement in one or more offerings on a continuous or delayed basis. This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Before you invest in any securities offered by this prospectus, you should read this prospectus, any applicable prospectus supplements and the related exhibits to the registration statement filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

●	“China” or the “PRC” refers to the People’s Republic of China, including the special administrative region of Hong Kong, for the purpose of this prospectus only;

●	“Class A Ordinary Shares” refers to the Class A ordinary shares of Prestige Wealth Inc., par value $0.000625 per share with one vote for each share;

●	“Class B Ordinary Shares” refers to the Class B ordinary shares of Prestige Wealth Inc., par value $0.000625 per share with twenty votes for each share;

●	“Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China for the purposes of this prospectus only;

●	“shares”, “Shares” or “Ordinary Shares” refers to the Class A Ordinary Shares and Class B Ordinary Shares;

●	“US$,” “$” or “U.S. dollars” refers to the legal currency of the United States; and

●	“we”, “us” or the “Company” refers to Prestige Wealth Inc., and when describing the financial results of Prestige Wealth Inc., also includes its subsidiaries.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

S-ii

PROSPECTUS SUMMARY

Company Overview

On October 10, 2025, we announced the consummation of a $100 million private placement of equity securities (the “PIPE Financing”) and entry into a $50 million three-year term loan (the “Facility” and together with the PIPE Financing, the “Financing Transactions”). In connection with the announcement of the Financing Transactions, we announced our intention to implement a Tether Gold (“XAUt”) treasury strategy, whereby XAUt, a digital asset backed by physical gold, would serve as our primary treasury reserve asset (the “XAUt Treasury Strategy”). Implementing this strategy entails focusing on the accumulation of XAUt for long-term investment, whether acquired using the proceeds of capital raising transactions. We intend to increase XAUt held per share through reinvestment of cash flows and disciplined capital markets activity. In addition, we intend to generate a leveraged return (from the Facility) and technology-related fees on unencumbered gold holdings. We plan to provide our unencumbered gold holding to Antalpha Platform Holding Company (NASDAQ: ANTA) (“Antalpha”), our controlling shareholder, as collateral to generate technology-related fees that enable us to manage our loan-to-value ratio in connection with such collateralized arrangements. Antalpha will assume all default risk on the funding derived from the collateral used for lending to its end customers. See “Corporate Information – Recent Developments” for further detail on the Financing Transactions.

Digital gold, mostly in exchange-traded funds, has a market capitalization of over $200 billion and only about 1% of that today is on the blockchain. We see a strong need for tokenized gold as a way to buffer against inflation, currency devaluation and crypto volatility. In implementing the XAUt Treasury Strategy, we intend to use a majority of our cash and cash flows to effect on-XAUt blockchain purchases to build and maintain a position in XAUt. On October 14, 2025, the Company completed the purchase of $134 million in XAUt at an average price of $4,021.81 per XAUt, using proceeds from the PIPE Financing.

How We Purchase or Sell Digital Assets

Our management team reviews the Company’s short-term obligations and excess cash available to dedicate to the XAUt Treasury Strategy. When it is determined that the Company has excess capital available to dedicate to the treasury strategy, we will deploy it to acquire XAUt through a measured process executed with our asset manager. This acquisition is typically spread out over time to maximize the number of XAUt that is acquired with the deployed capital. If it is determined that the treasury needs to liquidate part of its XAUt, the same process of selling the XAUt into the market would be used. The Company has not reduced its treasury to date.

Digital Asset Safeguarding and Protection

We utilize a multi-party computation (“MPC”) key management structure for the safekeeping of our XAUt holdings, with the infrastructure provided by Cobo Global Limited (“Cobo”). Cobo is a leading provider of digital-asset custody and multi-party computation (“MPC”) infrastructure solutions designed to safeguard tokenized assets, such as XAUt. Its proprietary multi-party computation threshold signature scheme (“MPC-TSS”) technology generates key shares independently across multiple devices and locations, ensuring that a complete private key is never assembled. This approach eliminates single points of failure and mitigates both external and internal security risks. Under the MPC-TSS scheme to safeguard our XAUt holdings, the keys shares are allocated separately among three parties, we manage one key share with operational access through Cobo, a second is held by a risk management service provider and the third is held by a disaster recovery service provider. Both service providers are independent third parties. This arrangement aims to prevent any one party from unilaterally authorizing transactions.

Cobo has achieved ISO 27001 certification, an international standard for information security management systems that specifies the requirements for establishing, implementing, maintaining and continuously improving an organization’s information security framework. Cobo has also obtained System and Organization Controls 2, Type 1 and Type 2 certifications, which are independent third-party attestation reports evaluating the design and operating effectiveness of Cobo’s internal controls related to security, availability, processing integrity, confidentiality and privacy. In addition to these certifications, Cobo has implemented a multi-layered security architecture that combines physical, operational and cryptographic safeguards. Cobo has implemented a multi-layered security architecture that combines physical, operational and cryptographic safeguards. Cobo takes a number of security precautions to ensure the security of customer data assets in its custody, including by actively conducting simulated attacks and semi-annual penetration tests to safeguard clients from external threats, internal collusion, and human error. Moreover, Cobo employs a mechanism as part of its security protocols that provides an additional layer of protection by enabling real-time notifications for key-actions related transactions. It ensures that clients receive alerts about important events, such as transaction approvals and security changes, allowing them to promptly respond to any potential issues.

Cobo has obtained regulatory and operational licenses for its operations, including in Hong Kong, Lithuania and the United States. To our knowledge, as a licensed entity, Cobo is subject to ongoing regulatory supervision by regulators in those jurisdictions to ensure that it complies with anti-money laundering laws, regulations on the commingling of client funds, and other applicable laws and regulations. Our group retains the right to audit and inspect Cobo’s records and accounts pertaining to its services. This includes reviewing Cobo’s records, systems, and security procedures, as well as conducting security tests to verify system integrity, especially for regulatory compliance or investigations of potential misconduct.

The legal and regulatory landscape governing the safekeeping and administration of digital assets, including tokenized commodities such as XAUt, continues to evolve rapidly across jurisdictions. We closely monitor new regulatory developments, interpretive guidance, and industry best practices applicable to the digital-asset safeguarding sector and issuers of asset-backed tokens. We remain committed to maintaining compliance with applicable laws, regulations and disclosure standards and to updating our internal policies and asset protection arrangements as necessary to reflect emerging regulatory requirements and supervisory expectations.

Legacy Business

We intend to continue our wealth management and asset management services legacy businesses. Through the our wealth management service, we introduce clients to customized wealth management products and provide them with tailored value-added services. We provide asset management services via investment funds that we manage and also provide discretionary account management services and asset management-related advisory services to clients.

For a description of our business, financial condition, results of operations and other important information regarding the Company and its digital assets, we refer you to our filings with the SEC incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information” beginning on page S-33 of this prospectus. More information about us is also available through our website at https://ir.prestigewm.hk/. The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement (except for SEC reports that are expressly incorporated by reference herein).

Corporate Information

Our principal executive office is located at Office Unit 6620B, 66/F, The Center, 99 Queen’s Road Central, Central, Hong Kong. Our telephone number at this address is +852 2122 8560. Our registered office in the Cayman Islands is located at 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Effective October 13, 2025, the ticker symbol for our Class A Ordinary Shares changed to “AURE” on the Nasdaq Capital Market. The Company is expected to be renamed as “Aurelion Inc.”, subject to approvals.

Corporate Structure

The following chart illustrates our corporate structure, including our subsidiaries, as of the date of this registration statement.

Summary of Risk Factors

Below please find a summary of the principal risks we face, organized under relevant headings. The summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks discussed under “Risk Factors,” before deciding whether to buy our securities.

RISKS RELATED TO THE COMPANY’S BUSINESS AND XAUT STRATEGY AND HOLDINGS

●	The Company’s financial results and the market price of the ordinary shares may be affected by the prices of Gold and XAUt.

●	Our XAUt Treasury Strategy may expose us to complex liquidity risks across both traditional and digital asset markets, which could adversely affect its financial results.

●	The redemption risk, pricing risk, and regulatory risk associated with XAUt as a stablecoin may adversely affect the price of XAUt, and thus our business, financial condition, and results of operations.

●	We operate in a highly competitive market, and established market participants with greater resources, regulatory positioning, or brand recognition may outperform us.

●	Investing in XAUt will expose the Company to certain risks associated with XAUt, such as price volatility, limited liquidity and trading volumes, relative anonymity, potential susceptibility to market abuse and manipulation, theft, compliance and internal control failures at exchanges and other risks inherent in its electronic, virtual form and decentralized network.

●	The Company’s quarterly operating results, revenues, and expenses may fluctuate significantly, including because the Company may be required to account for its digital assets at fair value, which could have an adverse effect on the market price of its securities.

●	The Company will have broad discretion in how it executes its XAUt strategy, including the timing of purchases and sale of XAUt and XAUt-related products. The Company may not execute its strategy effectively, which could affect its results of operations and cause its share price to decline.

●	The price of XAUt has been volatile, and our ability to time the price of its purchase of XAUt pursuant to its strategy, including with the net proceeds of Financing Transactions, will be limited.

●	The Company may be, or may become following the Offering, a “passive foreign investment company” within the meaning of Section 1297(a) of the Internal Revenue Code of 1986, as amended, which may have adverse tax consequences for U.S. investors.

●	XAUt and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.

●	Competition by other digital asset treasury, gold-related treasury, or XAUt treasury companies and the availability of spot exchange-traded products (“ETPs”) for other digital assets may adversely affect the market price of its listed securities.

●	XAUt trading venues may experience greater fraud, security failures, or regulatory or operational problems than trading venues for more established asset classes.

●	The concentration of XAUt holdings may enhance the risks inherent in the Company’s XAUt strategy.

●	The Company’s XAUt holdings will be less liquid than existing cash and cash equivalents and may not be able to serve as a source of liquidity for it to the same extent as cash and cash equivalents.

●	If the Company or its third-party service providers experience a security breach or cyber-attack and unauthorized parties obtain access to its XAUt assets, the Company may lose some or all of its XAUt assets and its financial condition and results of operations could be materially adversely affected.

●	The Company will face risks relating to the custody of its XAUt, including the loss or destruction of private keys required to access its XAUt and cyberattacks or other data loss relating to its XAUt.

●	Regulatory changes reclassifying XAUt as a security or as a “cash item” could lead to the Company’s classification as an “investment company” under the Investment Company Act of 1940 and could adversely affect the market price of XAUt and the market price of the Company’s listed securities.

●	The Company’s XAUt strategy exposes it to risk of non-performance, breach of contract, or other violations by counterparties.

●	This treasury strategy represents an entirely new business strategy in addition to what the Company has employed to date.

●	We may need additional capital in the future to acquire additional XAUt, but there is no assurance that we will be able to raise additional capital or that funds will be available on acceptable terms.

●	Our use of leveraged strategies and the potential illiquidity of digital assets subject us to significant risks, including the potential for substantial losses and forced liquidations.

●	We may engage in leveraged digital asset financing strategies, in which we will leverage our digital asset holdings to acquire additional amounts of the same leveraged digital assets, and may do so on a compounded basis, which will increase our exposure to smart-contract, operational, and counter-party risks.

RISKS FACTORS RELATED TO XAUT LENDING ARRANGEMENTS

●	Borrowers may default on their obligations, potentially resulting in financial losses or loss of lent digital assets.

●	Transferring possession of digital assets such as XAUt to borrowers exposes us to risks of misappropriation, theft, or loss beyond its direct control.

●	Evolving and uncertain legal and regulatory frameworks may adversely affect the enforceability of lending agreements and our rights to digital assets such as XAUt.

●	Operational errors or failures in the lending process could result in loss, misallocation, or delayed return of digital assets.

●	Volatility in XAUt values and potential illiquidity may increase losses if XAUt are not promptly recovered after a default.

●	Our ability to enforce title and recover assets may be uncertain, especially in cases of insolvency, fraud, or disputes.

●	Losses, delays, or disputes in XAUt lending could harm our reputation and business prospects.

●	We may experience delays or losses if third-party custodians holding loaned assets become insolvent or involved in disputes.

RISKS FACTORS RELATED TO OUR SECURITIES

●	Our prior lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud which may affect the market for and price of our Ordinary Shares.

●	If we fail to meet applicable listing requirements, Nasdaq may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

FORWARD-LOOKING STATEMENTS

This prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. Specifically, forward-looking statements may include statements relating to:

●	changes in the market for our products and services;

●	our ability to access additional capital;

●	our ability to attract and retain qualified personnel;

●	changes in general economic, business and industry conditions;

●	changes in applicable laws or regulations;

●	expansion plans and opportunities;

●	changes in the regulatory environment for crypto currencies and stablecoin ecosystems

●	changes in the price of digital assets, including XAUt

●	changes in spot price of gold

●	changes in price co-relation between stablecoins and their pegged assets, including XAUt and gold

●	risks associated with owning digital assets, including XAUt, including price volatility, limited liquidity and trading volumes, relative anonymity, potential widespread susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges and other risks inherent in its entirely electronic, virtual-form and decentralized network;

●	the fluctuation of our operating results, including because we may be required to account for our digital assets at fair value;

●	limitations in our ability to time the price of our purchase of digital assets;

●	our potential subjection to corporate alternative minimum tax due to unrealized fair value gains on our digital asset holdings;

●	legal, commercial, regulatory and technical uncertainty regarding digital assets and enhanced regulatory oversight of companies holding digital assets including the possibility that regulators reclassify any digital assets we hold, including XAUt, as a security or a “cash item”, causing us to be in violation of securities laws and be classified as an “investment company” under the Investment Company Act of 1940;

●	competition by other digital asset treasury companies, gold-related asset treasury companies, and the availability of financial products related to gold;

●	the possibility of experiencing greater fraud, security failures or operational problems on digital asset trading venues compared to trading venues for more established asset classes, and any malfunction, breakdown or abandonment of the underlying blockchain protocols, or other technological difficulties, may prevent access to or use of such digital assets;

●	elevation of rehypothecation risk in times of market condition changes as the XAUt we own may be rehypothecated

●	from time to time when we hold our digital assets through a third-party custodian, the loss of direct control over our digital assets and dependence on the custodian’s security practices and operational integrity which may lead to the loss of its digital assets as a result of the insolvency of the custodian, theft by employees or insiders of the custodian or if the custodian’s security measures are compromised, including as a result of a cyber-attack;

●	other risks and uncertainties indicated in this prospectus, including those set forth under the section entitled “Risk Factors”; and

●	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our securities, see “Item 3. Key Information — D. Risk Factors” in our 2024 Annual Report.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

CORPORATE INFORMATION

Our Corporate Structure

We operate through our wholly owned subsidiaries, PRESTIGE PRIVATE WEALTH MANAGEMENT LIMITED (盛德家族財富管理有限公司), PRESTIGE ASSET INTERNATIONAL INC. (盛德資產國際有限公司), SPW Global Inc., InnoSphere Tech Inc., Tokyo Bay Management Inc., Wealth AI PTE LTD. and their subsidiaries.

The following chart illustrates our corporate structure, including our subsidiaries, as of the date of this registration statement.

Our principal executive office is located at Office Unit 6620B, 66/F, The Center, 99 Queen’s Road Central, Central, Hong Kong. Our telephone number at this address is +852 2122 8560. Our registered office in the Cayman Islands is located at 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Recent Developments

April 2025 Private Placements

On April 19, 2025, the Company entered into that certain amended and restated securities purchase agreement with certain accredited investors for a private placement offering (the “April 2025 Private Placement”), pursuant to which the Company agreed to sell (i) 32,608,696 Class A Ordinary Shares; (ii) Series C ordinary warrants to purchase up to 24,456,522 Class A Ordinary Shares, and (iii) Series D ordinary warrants to purchase up to 24,456,522 Class A Ordinary Shares, at a purchase price of $0.23 per share and associated warrants. The 2025 Private Placement closed on August 14, 2025. In connection with the April 2025 Private Placement, the Company entered into the April 2025 Registration Rights Agreement, pursuant to which the Company agreed to register resale of all registrable securities issued in the April 2025 Private Placement.

PIPE Financing

On October 7, 2025, the Company entered into subscription agreements (the “Class A PIPE Subscription Agreements”) with certain accredited investors (the “Class A PIPE Subscribers”) in an aggregate amount of approximately $51 million, pursuant to which the Company agreed to issue, and the Class A PIPE Subscribers agreed to purchase, units, with each unit consisting of (i) one Class A Ordinary Share of the Company at a purchase price of $0.36 per share (or, if so elected by a Class A PIPE Subscriber or a pre-funded warrant to purchase one Class A Ordinary Share (each, a “Pre-Funded Warrant” and collectively, the “Pre-Funded Warrants”) at a purchase price per warrant of $0.36 less $0.0001 with an exercise price equal to $0.0001 per Pre-Funded Warrant), and (ii) warrants to purchase Class A Ordinary Shares consisting of (a) half a Series A-1 Ordinary Warrant to purchase one Class A Share with an exercise price of $0.47 per warrant and (b) half a Series A-2 Ordinary Warrant to purchase one Class A Ordinary Share with an exercise price of $0.54 per warrant (such offering, the “Class A PIPE Financing”).

The Company also entered into subscription agreements (the “Class B Subscription Agreements”) with certain accredited investors (the “Class B PIPE Subscribers”) in an aggregate amount of approximately $49 million, pursuant to which the Company agrees to issue, and the Class B PIPE Subscribers agreed to purchase, units, with each unit consisting of (i) one Class B Ordinary Share at a purchase price of $0.36 per share and (ii) warrants to purchase Class B Ordinary Shares consisting of (a) half a warrant to purchase one Class B Ordinary Shares with an exercise price of $0.47 per warrant (each, a “Series B-1 Ordinary Warrant” and collectively, the “Series B-1 Ordinary Warrants”) and (b) half a warrant to purchase one Class B Ordinary Shares with an exercise price of $0.54 per warrant (each a “Class B-2 Ordinary Warrant” and collectively, the “Series B-2 Ordinary Warrants, and the Series B-2 Warrants together with the Series B-1 Ordinary Warrants, the “Class B Ordinary Warrants”) (such offering, the “Class B PIPE Financing” and collectively with the Class A PIPE Financing, the “PIPE Financing”).

The Class A Ordinary Warrants and Class B Ordinary Warrants are collectively referred to as the “Ordinary Warrants”. The Class A PIPE Subscription Agreements and the Class B PIPE Subscription Agreements are collectively referred to as the “PIPE Subscription Agreements”.

Key investors in the PIPE Financing include Antalpha Capital (HK) Limited (“Antalpha Capital”), a wholly-owned subsidiary of Antalpha Platform Holdings Co. (Nasdaq: ANTA) (“Antalpha”), and Kiara Capital Holding Limited, an entity invested by Antalpha’s management (“Kiara Capital”). The units, the Class A Shares, the Pre-Funded Warrants and the Ordinary Warrants were issued in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

The consideration for the PIPE Financing was cash and/or USDT (Tether), a digital asset.

The net proceeds from the PIPE Financing are intended to be used by the Company to purchase Tether Gold (“XAUt”), a digital asset backed by physical gold, and for working capital and general corporate purposes.

The PIPE Financing closed on October 10, 2025, concurrently with the Primary Purchase and the Secondary Purchase, each as described below.

Pursuant to the PIPE Subscription Agreements, the Company has agreed to use commercially reasonable efforts to file with the Securities and Exchange Commission (the “SEC”), as soon as reasonably practicable following the closing of the PIPE Financing and in any case within 30 calendar days after the closing of the PIPE Financing, a registration statement (the “Registration Statement”), registering the resale of the Class A Shares offered in the PIPE Financing and any Class A Shares issuable upon exercise of the Pre-Funded Warrants and Ordinary Warrants. The Registration Statement is also expected to include Class A Shares sold pursuant to the Secondary Purchase and the Class A Shares issued or issuable upon conversion of the Class B Shares sold and upon exercise of warrants sold pursuant to the Primary Purchase and other Class A Shares that the Company may designate. The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after filing, but no later than sixty business days (excluding any day on which the SEC is closed or not accepting, processing or reviewing filings) following the filing of such Registration Statement.

Antalpha Capital and Kiara Capital have agreed to lock-up restrictions with the Company whereby they will not sell or transfer the Company’s securities for six months following the effectiveness of the Registration Statement, subject to customary exceptions. Additionally, the selling shareholders in the Secondary Purchase, certain officers and directors of the Company, and certain prior PIPE investors of the Company have agreed to similar lock-up restrictions for three months following the effectiveness of the Registration Statement.

The foregoing description of the Series A-1 Ordinary Warrants, the Series A-2 Ordinary Warrants, the Series B-1 Ordinary Warrants, the Series B-2 Ordinary Warrants, the Pre-Funded Warrants, the Class A PIPE Subscription Agreement and the Class B PIPE Subscription Agreement is qualified in its entirety by reference to the complete text of the forms of those agreements, which are attached hereto as Exhibits 4.2, 4.3, 4.4, 4.5, 4.6, 10.2 and 10.3, respectively, to the registration statement of which this prospectus is a part and the terms of which are incorporated by reference herein.

Cohen & Company Securities, LLC, acting through its Cohen & Company Capital Markets division, acted as placement agent in connection with the PIPE Financing.

The Company paid Cohen & Company Securities, LLC, a cash placement fee equal to 5% of the aggregate gross proceeds of the PIPE Financing, excluding any gross proceeds from certain investors, and an equity fee consisting of Class A Shares equal to 1% of the outstanding shares of the Company post-closing. The Company also reimbursed certain reasonable and documented out-of-pocket expenses of Cohen & Company Securities, LLC, in connection with the PIPE Financing, including but not limited to the reasonable fees and disbursements of outside attorneys, up to a maximum of $150,000.

In connection with and upon completion of the PIPE Financing, (i) the Series C ordinary warrants to purchase up to 24,456,522 Class A Shares that were issued pursuant to that certain amended and restated securities purchase agreement dated as of April 19, 2025 (the “April 2025 PIPE Agreement”), (ii) the Series D ordinary warrants to purchase up to 24,456,522 Class A Shares that were issued pursuant to the April 2025 PIPE Agreement, (iii) warrants to purchase up to 2,625,000 Class A Shares that issued in connection with acquisition of InnoSphere Tech Inc., and (iv) warrants to purchase up to 1,875,000 Class A Shares that were issued in connection with acquisition of Tokyo Bay Management Inc. were terminated.

Primary Purchase

On October 7, 2025, the Company entered into a subscription agreement (the “Primary Subscription Agreement”) with Kiara Capital, pursuant to which the Company agreed to issue, and Kiara Capital agreed to purchase, 8,000,000 Class B Shares and warrants (the “Primary Warrants”) to purchase an additional 8,000,000 Class B Shares at an exercise price of $0.01 per share, for an aggregate of purchase price of approximately $1.8 million (the “Primary Purchase”). The Primary Purchase closed concurrently with the PIPE Financing and the Secondary Purchase on October 10, 2025.

The foregoing description of the Primary Subscription Agreement and the Primary Warrants is qualified in its entirety by reference to the complete text of the Primary Subscription Agreement and Primary Warrant, which are attached hereto as Exhibit 10.4 and Exhibit 4.7 to the registration statement of which this prospectus is a part and the terms of which are incorporated by reference herein.

Secondary Purchase

On October 7, 2025, Kiara Capital and certain existing shareholders of the Company named therein (the “Selling Shareholders”) entered into that certain securities purchase agreement (the “Secondary Purchase Agreement”), pursuant to which the Selling Shareholders agreed to sell, and Kiara Capital agreed to purchase, an aggregate of 1,000,000 Class A Shares and 6,167,647 Class B Shares for an aggregate purchase price of $5 million in cash, subject to certain downward adjustments based on the net current liabilities of the Company (the “Secondary Purchase”). On October 7, 2025, the board of directors of the Company (the “Board”) approved the transfer of such Class B Shares underlying the Secondary Purchase pursuant to its then effective memorandum and articles of association.

The Secondary Purchase closed concurrently with the PIPE Financing and the Primary Purchase on October 10, 2025.

The foregoing description of the Secondary Purchase Agreement is qualified in its entirety by reference to the complete text of the Secondary Purchase Agreement, which is attached hereto as Exhibit 10.5 to the registration statement of which this prospectus is a part and the terms of which are incorporated by reference herein.

Term Loan Agreement

On October 10, 2025, Prestige Wealth Management Limited, a wholly-owned subsidiary of the Company, as the borrower, entered into a $50 million term loan agreement (the “Loan Agreement”) with Northstar Digital (HK) Limited, as lender. The term loan is for a three-year period and bears interest at 6% per annum, and will be secured by first priority perfected liens on XAUt of the Company with an aggregate market value of $66,666,667 to be held in a collateral account.

The foregoing description of the Loan Agreement is qualified in its entirety by reference to the complete text of the Loan Agreement, which is attached hereto as Exhibit 10.6 to the registration statement of which this prospectus is a part and the terms of which are incorporated by reference herein.

Changes in Board and Executive Officers

Concurrently with and upon the closing of the PIPE Financing, the Primary Purchase and the Secondary Purchase, Kazuho Komoda, the chief executive officer and chairman of the Board, resigned from the Board, the size of the Board was increased from five to six directors, and Moore Jin Xin, the founder and chief executive officer of Antalpha, and Herman Yu, Head of Strategy of Antalpha were appointed to the Board.

The Company entered into a director agreement (the “Director Agreement”) with each of Moore Jin Xin and Herman Yu pursuant to which each will serve on the Board, and on applicable committees, effective as of the Closing, for a one year term. Each director will not receive compensation under the Director Agreement other than reimbursement of reasonable expenses. The Director Agreements include customary fiduciary duty, confidentiality, conflict-of-interest, non-interference, and Company property provisions, with survival of confidentiality and restrictive covenants and are governed by Cayman Islands law.

The Company also entered into an indemnification agreement (the “Indemnification Agreement”) with each of Moore Jin Xin and Herman Yu that provides indemnification to the fullest extent permitted by applicable law and for advancement of expenses incurred in legal proceedings arising by reason of their service, subject to customary limitations (including exclusions for final adjudications of willful misconduct, certain securities law liabilities, and personal tax matters). The Indemnification Agreements are governed by Cayman Islands law and continue for periods during which claims may be asserted after service ends.

On October 10, 2025, the Company entered into an employment agreement (the “Employment Agreement”) with each of Zimuyin Jiang and Wei Gao. Zimuyin Jiang will serve as the Company’s Chief Accounting Officer and Wei Gao will serve as the Head of Wealth Management. The Employment Agreements include customary confidentiality and intellectual property assignment provisions and impose non-competition and non-solicitation restrictions for one year following termination. The Employment Agreements are governed by Cayman Islands law.

The foregoing description of the Director Agreement, Indemnification Agreement and Employment Agreement are qualified in their entirety by reference to the complete text of the forms of Director Agreement, Indemnification Agreement and Employment Agreement, which are attached hereto as Exhibits 10.7, 10.8 and 10.9, respectively, to the registration statement of which this prospectus is a part and the terms of which are incorporated by reference herein.

On October 10, 2025, the Company appointed Bjorn Schmidtke as Chief Executive Officer and entered into a consulting services agreement (the “Consulting Agreement”) with BD International Services LLC, a Limited Liability Company incorporated and existing under the laws of Wyoming, the United States, and Bjorn Schmidtke, under which Bjorn Schmidtke provides management services to the Company, subject to the direction of the Board. The Consulting Agreement has an indefinite term, unless it is terminated pursuant to the Consulting Agreement or mutually agreed by the parties thereto. The Consulting Agreement provides for compensation and include customary terms such as confidentiality provisions, one-year post-termination non-compete and non-solicitation covenants, termination rights (including for cause by the Company and with advance notice by the consultant), independent contractor status, and is governed by Cayman Islands law.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the complete text of the Consulting Agreement, which is attached hereto as Exhibit 10.10 to the registration statement of which this prospectus is a part and the terms of which are incorporated by reference herein.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY AND A FOREIGN PRIVATE ISSUER

Emerging Growth Company

As a company with less than US$1.235 billion in revenue for the last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012 (as amended by the Fixing America’s Surface Transportation Act of 2015), or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. Pursuant to the JOBS Act, we have elected to take advantage of the benefits of this extended transition period for complying with new or revised accounting standards. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of our fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (iii) the date on which we have, during the previous three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of the Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above. See “Item 3. Key Information — 3.D. Risk Factors” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

Foreign Private Issuer Status

We are incorporated in the Cayman Islands, and more than 50 percent of our outstanding voting securities are not directly or indirectly held by residents of the United States. Therefore, we are a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4(c) under the Exchange Act. As a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we are subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports or proxy statements. We are not required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers are not required to report equity holdings under Section 16 of the Exchange Act and are not subject to the insider short-swing profit disclosure and recovery regime. In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market corporate governance requirements. Currently, we have elected to follow home country practice in the Cayman Islands in lieu of Nasdaq Listing Rules, including Rule 5065(c)(2)(A), which requires an audit committee be comprised of at least three members, as well as Rule 5635(a), Rule 5635(b), and Rule 5635(d) which require shareholder approval prior to certain shares issuances by us. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Stock Market corporate governance requirements.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” under the heading “Item 3. Key Information—D. Risk Factors” in the 2024 Annual Report and the risks set forth in Exhibits 10.1 and 10.2 of our Report on Form 6-K filed with the SEC on October 10, 2025, each of which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act that are incorporated herein by reference, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. See sections titled “Where You Can Find Additional Information” and “Incorporation of Information by Reference” of this prospectus.

Additionally, investing in our securities is subject to the following risk factors.

Certain shareholders may have significant control over our management.

As of October 10, 2025, Antalpha Capital owns an aggregate of 119,444,446 Ordinary Shares, which currently constitutes approximately 32.4% of our issued and outstanding Ordinary Shares and approximately 73.1% of the voting power of our issued and outstanding share capital, and also hold warrants to purchase 119,444,446 Ordinary Shares. As a result, Antalpha Capital may have a significant influence on our affairs and management, as well as on all matters requiring member approval, including electing and removing members of our Board, causing us to engage in transactions with affiliates entities, causing or restricting our sale or merger, and certain other matters. As our controlling shareholder, Antalpha Capital could delay, defer or prevent a change in control of us even when such a change of control would be in the best interests of our shareholders.

We may be or become a passive foreign investment company (“PFIC”), which could result in adverse U.S. federal income tax consequences to U.S. Holders of the Class A Ordinary Shares and Ordinary Warrants.

A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year if either (i) at least 75% of its gross income for such year consists of certain types of “passive” income; or (ii) at least 50% of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce passive income or are held for the production of passive income. Due to lack of authority and guidance from the IRS, the characterization of XAUt and other digital assets, and transactions involving XAUt and other digital assets, for purposes of the PFIC rules is uncertain. Because ownership of XAUt represents ownership of physical gold, which generally is treated as a passive asset for purposes of the PFIC rules, there may be heightened risk that XAUt is a passive asset for such purposes.

There can be no assurance regarding our PFIC status for the current taxable year or foreseeable future taxable years because our PFIC status is a factual determination made annually that will depend, in part, upon the composition of our income and assets and includes the uncertainty under the PFIC rules with respect to XAUt and other digital assets and transactions involving XAUt and other digital assets. The value of our assets, including the value of our goodwill and unbooked intangibles, may be determined in part by reference to the market price of our ordinary shares from time to time (which may be volatile). In addition, the composition of our income and assets will be affected by how, and how quickly, we spend our liquid assets. If our revenue from activities that produce passive income significantly increases relative to our revenue from activities that produce non-passive income, or in which we determine not to deploy significant amounts of cash and/or XAUt for active purposes, our risk of becoming classified as a PFIC may increase.

If we are a PFIC for any taxable year during which a U.S. Holder (as defined below) holds the Ordinary Securities, the U.S. Holder may be subject to certain adverse U.S. federal income tax consequences. Please see “Material U.S. Federal Income Tax Considerations to U.S. Holders - Passive Foreign Investment Company Status.”

THE OFFERING

We may offer Class A Ordinary Shares, warrants to purchase Class A Ordinary Shares or units consisting of Class A Ordinary shares or warrants, or any other combination of these securities from time to time, in one or more offerings, at prices and on terms described in one or more supplements to this prospectus. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $500 million. The warrants that we may offer will consist of warrants to purchase any of the other securities that may be sold under this prospectus. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices and on terms to be determined at the time of sale.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering, if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Certain Information by Reference” before investing in any of the securities offered.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference, we intend to use the net proceeds from the sale of securities to acquire XAUt, for working capital, and for other general corporate purposes.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$1,000,000 divided into: (i) 1,440,000,000 Class A Ordinary Shares of par value of US$0.000625 each, each with one vote per share, and (ii) 160,000,000 Class B Ordinary Shares of par value of US$0.000625 each, each with 20 votes per share.

As of the date of this prospectus, there are 193,473,175.2 Class A Ordinary Shares and 152.515.144.8 Class B Ordinary Shares issued and outstanding.

The following are summaries of material provisions of our Third Amended and Restated Memorandum and Articles of Association and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.

Objects of Our Company. Under our Third Amended and Restated Memorandum and Articles of Association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares. Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our Third Amended and Restated Memorandum and Articles of Association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Each Class A Ordinary Share carries one vote and each Class B Ordinary Share carries 20 votes, at a meeting at which all classes of shares are entitled to vote at. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by:

●	the chairperson of such meeting;

●	by at least three shareholders present in person or by proxy for the time being entitled to vote at the meeting;

●	by shareholder(s) present in person or by proxy representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and

●	by shareholder(s) present in person or by proxy and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our Third Amended and Restated Memorandum and Articles of Association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Third Amended and Restated Memorandum and Articles of Association provide that we shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. General meetings, including annual general meetings, may be held at such times and in any location in the world as may be determined by the Board. A general meeting or any class meeting may also be held by means of such telephone, electronic or other communication facilities as to permit all persons participating in the meeting to communicate with each other, and participation in such a meeting constitutes presence at such meeting.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Third Amended and Restated Memorandum and Articles of Association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our Third Amended and Restated Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Conversion of Class B Ordinary Shares. Subject to: (1) the provisions hereof and to compliance with all fiscal and other laws and regulations applicable thereto, including the Act; and (2) to approval of the Directors, each Class B Ordinary Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such Class B Ordinary Share, at the office of the Company or any transfer agent for such Class B Ordinary Share, into one fully paid and non-assessable Class A Ordinary Share.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or any other form approved by our board of directors. Notwithstanding the foregoing, ordinary shares may also be transferred in accordance with the applicable rules and regulations of Nasdaq.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Additionally, transfer of any Class B Ordinary Share shall be subject to: (1) the provisions hereof and to compliance with all fiscal and other laws and regulations applicable thereto, including the Act; and (2) approval of the board of directors.

Liquidation. On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. Our Third Amended and Restated Memorandum and Articles of Association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our Third Amended and Restated Memorandum and Articles of Association also authorizes our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including, among other things:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

In addition, before issuance, our board of directors would determine terms of preferred shares, including, among other things:

●	whether or not the dividends will be cumulative or not cumulative and if cumulative the date when they will begin to accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred shares on any securities exchange or market;

●	whether the preferred shares will be convertible into our ordinary shares, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	voting rights, if any, of the preferred shares;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	whether interests in the preferred shares will be represented by depositary shares;

●	the relative ranking and preferences of the preferred shares as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on the issuance of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred shares.

Our board of directors may issue preferred shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our Third Amended and Restated Memorandum and Articles of Association have provisions that provide our shareholders the right to inspect our register of members without charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of our Third Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Third Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may have a capital divided into shares of no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five percent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and a majority in number of each class of creditors with whom the arrangement is to be made, and who must in addition represent seventy-five percent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the indemnified person’s own fraud, dishonesty, willful default or willful neglect or the consequences of committing a crime. Our Third Amended and Restated Memorandum and Articles of Association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, wilful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Third Amended and Restated Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Cayman Companies Act allows a special resolution to be passed in writing if signed by all the voting shareholders (if authorized by the memorandum and articles of association).

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Third Amended and Restated Articles of Association allow our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Third Amended and Restated Articles of Association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our Third Amended and Restated Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Third Amended and Restated Articles of Association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our Third Amended and Restated Articles of Association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our Third Amended and Restated Memorandum and Articles of Association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Third Amended and Restated Articles of Association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our Third Amended and Restated Memorandum and Articles of Association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our Third Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Third Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We will issue the warrants in registered form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.

Prior to the exercise of their warrants, holders of warrants exercisable for Class A Ordinary Shares or Class B Ordinary Shares will not have any rights of holders of Class A Ordinary Shares or Class B Ordinary Shares and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares or Class B Ordinary Shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus, is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Warrants,” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, pursuant to one or more of the following methods:

●	through agents;

●	to dealers or underwriters;

●	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; or

●	through a combination of any such methods of sale.

The prospectus supplement with respect to the securities may state or supplement the terms of the offering of the securities.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

The prospectus supplement relating to any offering will identify or describe:

●	any terms of the offering;

●	any underwriter, dealers or agents;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	the net proceeds to us;

●	the purchase price of the securities;

●	any delayed delivery arrangement;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any exchange on which the securities will be listed.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

We may also sell securities directly to one or more purchasers without using underwriters or agents. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Unless otherwise specified in the applicable prospectus supplement or any free writing prospectus, each class or series of securities offered will be a new issue with no established trading market, other than our Class A ordinary shares, which are listed on the Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Material U.S. Federal Income Tax Considerations

General

The following is a general discussion of certain material U.S. federal income tax consequences to U.S. Holders (as defined below) of the acquisition, ownership and disposition of our Class A Ordinary Shares and Ordinary Warrants (the “Ordinary Securities”). No ruling has been requested or will be obtained from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of the Ordinary Securities; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This summary is limited to U.S. federal income tax considerations relevant to U.S. Holders that hold the Ordinary Securities as “capital assets” within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

●	our officers or directors;

●	banks, financial institutions or financial services entities;

●	broker-dealers;

●	taxpayers that are subject to the mark-to-market accounting rules;

●	tax-exempt entities;

●	S-corporations, partnerships and other pass-through entities or arrangements for U.S. federal income tax purposes, and any owners of any such entities or arrangements;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	expatriates or former long-term residents of the United States;

●	persons that actually or constructively own five percent or more of our shares by vote or value;

●	persons that acquired the Ordinary Securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

●	persons subject to the alternative minimum tax or the base erosion and anti-abuse tax;

●	persons that hold the Ordinary Securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or

●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

As used in this annual report, the term “U.S. Holder” means a beneficial owner of the Ordinary Securities that is for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect under applicable U.S. Treasury regulations a valid election to be treated as a U.S. person.

Moreover, the discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Those authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws, or the Medicare tax on net investment income.

This discussion does not consider the tax treatment of partnerships (including any entity or arrangement classified as a partnership for U.S. federal income tax purposes) or other pass-through entities for U.S. federal income tax purposes or persons who hold the Ordinary Securities through such entities. If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of the Ordinary Securities, the U.S. federal income tax treatment of the partnership or a partner in the partnership will generally depend on the status of the partner and the activities of the partner and the partnership. If you are a partnership or a partner of a partnership holding the Ordinary Securities, we urge you to consult your tax advisor.

This summary does not purport to be a comprehensive analysis or description of all potential U.S. federal income tax consequences of acquiring, owning and disposing of the Ordinary Securities. Holders of the Ordinary Securities should consult with their tax advisors regarding the particular tax consequences to them of the acquisition, ownership and disposition of the Ordinary Securities, including the applicability and effects of U.S. federal, state, local, and other tax laws.

Taxation of Distributions

Subject to the possible applicability of the PFIC rules discussed below under “Passive Foreign Investment Company Status,” if we make a distribution of cash or other property on our Class A Ordinary Shares, a U.S. Holder will generally be required to include in gross income as a dividend the amount of any distribution paid on our Class A Ordinary Shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates. Subject to the PFIC rules described below, distributions in excess of such earnings and profits will generally be applied against and reduce the U.S. Holder’s basis in our Class A Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will generally be treated as capital gain from the sale or exchange of such Class A Ordinary Shares (see “Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” below). If we do not provide calculations of our earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will generally not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions, dividends will generally be taxed at the lower applicable long-term capital gains rate (see “Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” below) provided that our Class A Ordinary Shares are readily tradable on an established securities market in the United States, and we are not treated as a PFIC in the year the dividend is paid or in the preceding year and certain holding period and other requirements are met. U.S. Treasury Department guidance indicates that shares listed on NASDAQ (on which the Class A Ordinary Shares are listed) will be considered readily tradable on an established securities market in the United States. Even if the Class A Ordinary Shares are listed on NASDAQ, there can be no assurance that our Class A Ordinary Shares will be considered readily tradable on an established securities market in future years. U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to Class A Ordinary Shares.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of the Ordinary Securities

Subject to the PFIC rules described below under “Passive Foreign Investment Company Status,” a U.S. Holder will generally recognize capital gain or loss on the sale or other taxable disposition of the Ordinary Securities in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received in the disposition and (ii) such U.S. Holder’s adjusted tax basis in the Ordinary Securities disposed. A U.S. Holder’s adjusted tax basis in its Ordinary Securities will generally equal the U.S. Holder’s acquisition cost reduced by any prior distributions treated as a return of capital. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such Ordinary Securities exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder is currently eligible to be taxed at reduced rates. The deduction of capital losses is subject to certain limitations.

Passive Foreign Investment Company Status

We may be, or may become a “passive foreign investment company”, or “PFIC”, within the meaning of Section 1297(a) of the Code. The treatment of U.S. Holders of the Ordinary Securities could be materially different from that described above if we are or will be treated as a PFIC.

A non-U.S. corporation is a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income, or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. Due to lack of authority and guidance from the IRS, the characterization of XAUt and other digital assets, and transactions involving XAUt and other digital assets, for purposes of the PFIC rules is uncertain. Because ownership of XAUt represents ownership of physical gold, which generally is treated as a passive asset for purposes of the PFIC rules, there may be heightened risk that XAUt is a passive asset for such purposes.

There can be no assurance regarding our PFIC status for the current taxable year or foreseeable future taxable years because our PFIC status is a factual determination made annually that will depend, in part, upon the composition of our income and assets and includes the uncertainty under the PFIC rules with respect to XAUt and other digital assets and transactions involving XAUt and other digital assets. The value of our assets, including the value of our goodwill and unbooked intangibles, may be determined in part by reference to the market price of our ordinary shares from time to time (which may be volatile). In addition, the composition of our income and assets will be affected by how, and how quickly, we spend our liquid assets. If our revenue from activities that produce passive income significantly increases relative to our revenue from activities that produce non-passive income, or in which we determine not to deploy significant amounts of cash and/or XAUt for active purposes, our risk of becoming classified as a PFIC may substantially increase.

Because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income or assets as non-passive, or our valuation of our goodwill and other unbooked intangibles, each of which could cause us to become classified as a PFIC for the current or subsequent taxable years. If we are classified as a PFIC for any taxable year during which a U.S. Holder holds the Offered Securities, the PFIC rules discussed below will generally apply to such U.S. Holder for such taxable year, and unless the U.S. Holder makes certain elections, will apply in future taxable years even if we cease to be a PFIC.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of the Ordinary Securities and, in the case of Class A Ordinary Shares, the U.S. Holder did not make an applicable purging election or a mark-to-market election, such U.S. Holder would generally be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Ordinary Securities and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Class A Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Class A Ordinary Shares).

Under these rules:

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Securities;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we were a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

If we are a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, a U.S. Holder would generally be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we (or our subsidiary) receive a distribution from, or dispose of all or part of the interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

QEF Election, Market-Market Election and Purging Election

In general, a U.S. Holder may avoid the adverse PFIC tax consequences described above in respect of such U.S. Holder’s Class A Ordinary Shares (but not Ordinary Warrants) by making and maintaining a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends.

A U.S. Holder may not make a QEF election with respect to its Ordinary Warrants. As a result, if a U.S. Holder sells or otherwise disposes of such Ordinary Warrants (other than upon exercise of such Ordinary Warrants for cash) and we were a PFIC at any time during the U.S. Holder’s holding period of such Ordinary Warrants, any gain recognized will generally be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such Ordinary Warrants properly makes and maintains a QEF election with respect to the newly acquired Class A Ordinary Shares (or has previously made a QEF election with respect to Class A Ordinary Shares), the QEF election will apply to the newly acquired Class A Ordinary Shares. Notwithstanding such QEF election, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Class A Ordinary Shares (which will generally be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the Ordinary Warrants), unless the U.S. Holder makes a purging election under the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from us. We have not determined whether we will provide U.S. Holders this information if we determine that we are or will become a PFIC.

Alternatively, if we are a PFIC and the Class A Ordinary Shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder, at the close of the first taxable year in which it holds (or is deemed to hold) the Class A Ordinary Shares, makes a mark-to-market election with respect to such shares for such taxable year. Such U.S. Holder will generally include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Class A Ordinary Shares at the end of such year over its adjusted basis in its Class A Ordinary Shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Class A Ordinary Shares over the fair market value of its Class A Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Class A Ordinary Shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to Ordinary Warrants.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including NASDAQ (on which the Class A Ordinary Shares are listed), or on a non-U.S. exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Moreover, a mark-to-market election made with respect to Class A Ordinary Shares would not apply to a U.S. Holder’s indirect interest in any lower tier PFICs in which we own shares. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to the Class A Ordinary Shares under their particular circumstances.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder may have to file an IRS Form 8621 and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of the Ordinary Securities should consult their tax advisors concerning the application of the PFIC rules to the Ordinary Securities under their particular circumstances.

Foreign Financial Asset Reporting, Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the IRS relating to an interest in “specified foreign financial assets,” including shares issued by a non-U.S. corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds an applicable threshold based on whether the U.S. Holder is an entity or an individual (and in the case of an individual, the threshold depends upon such individual’s filing status and whether the individual resides in the United States), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). Generally, the Ordinary Securities would constitute “specified foreign financial assets.” Penalties may apply if a U.S. Holder is required to submit such information to the IRS and fails to do so.

Distributions with respect to our Class A Ordinary Shares and proceeds received from the sale, taxable exchange or other taxable disposition of the Ordinary Securities may be subject to information reporting to the IRS and possible backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules, if the required information is timely furnished to the IRS.

U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

ENFORCEABILITY OF CIVIL LIABILITY UNDER U.S. SECURITIES LAWS

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States. In addition, Cayman Islands companies may not have standing to sue before federal courts of the United States.

Substantially all of our assets are located in Hong Kong. In addition, a majority of our directors and officers are nationals or residents of Hong Kong and a majority of their assets are located outside the United States. As a result, it may be difficult for shareholders to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent to receive service of process upon whom process may be served in any action brought against us under the securities laws of the United States.

Ogier, our Cayman Islands counsel, and Han Kun Law Offices LLP, our Hong Kong counsel, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands or Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Ogier has further advised us that, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

1.	is given by a foreign court of competent jurisdiction;

2.	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

3.	is final and conclusive;

4.	is not in respect of taxes, a fine or a penalty;

5.	was not obtained by fraud; and

6.	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the United States courts under civil liability provisions of the securities laws if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. As the courts of the Cayman Islands have yet to rule on making such a determination, it is uncertain whether such civil liability judgments from United States courts would be enforceable in the Cayman Islands. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Han Kun Law Offices LLP has further advised us that that there is uncertainty as to whether the judgment of United States courts will be directly enforced in Hong Kong, as the United States and Hong Kong do not have a treaty or other arrangements providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters. However, a foreign judgment may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court since the judgment may be regarded as creating a debt between the parties to it, provided that the foreign judgment, among other things, is a final judgment conclusive upon the merits of the claim and is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

LEGAL MATTERS

Certain legal matters as to U.S. federal and New York state law in connection with this offering will be passed upon for us by Loeb & Loeb LLP. The validity of the Class A Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier, our counsel as to Cayman Islands law. Legal matters as to Hong Kong law will be passed upon for us by Han Kun Law Offices LLP. Loeb & Loeb LLP may rely upon Ogier with respect to matters governed by Cayman Islands law and Han Kun Law Offices LLP with respect to matters governed by Hong Kong law.

EXPERTS

The consolidated financial statements of Prestige Wealth Inc. for the year ended September 30, 2022 are incorporated by reference in this prospectus and registration statement have been audited by Marcum Asia CPAs LLP, independent registered public accounting firm, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing. The office of Marcum Asia CPAs LLP is located at 7 Penn Plaza, Suite 830, New York, New York, 10001

The consolidated financial statements of Prestige Wealth Inc. as of and for the years ended September 30, 2023 and 2024 are incorporated by reference in this prospectus and registration statement have been audited by Summit Group CPAs, P.C. (“SG CPA”, formerly known as “Yu Certified Public Accountant, P.C.”), independent registered public accounting firm, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing. The office of SG CPA is located at 99 Madison Avenue, Suite 601, New York, New York, 10016.

The consolidated financial statements of Wealth AI Pte. Ltd. as of and for the years ended September 30, 2023 and 2024 are incorporated by reference in this prospectus and registration statement have been audited by SG CPA, independent registered public accounting firm, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing. The office of SG CPA is located at 99 Madison Avenue, Suite 601, New York, New York, 10016.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities being offered. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents:

●	our annual report on Form 20-F for the fiscal year ended September 30, 2024 filed with the SEC on February 13, 2025 (File No. 001-41734) and Amendment No. 1 to the Form 20-F filed with the SEC on April 28, 2025;

●	our report on Form 6-K for the Unaudited Interim Condensed Consolidated Financial Statements for the six-month period ended March 31, 2025 furnished with the SEC on September 19, 2025;

●	our report on Form 6-K for the audited financial statements of Wealth AI Pte. Ltd. for the fiscal years ended on September 30, 2023 and 2024, unaudited interim condensed consolidated financial statements of Wealth AI Pte. Ltd. for the six month period ended March 31, 2025 and unaudited pro forma financial information of the Company after giving effect to the consummation of acquisition of businesses of SPW Global Inc. and Wealth AI Pte Ltd. furnished with the SEC on September 19, 2025;

●	our reports of on Form 6-K furnished with the SEC on October 18, 2024, November 8, 2024, November 12, 2024, December 19, 2024, December 19, 2024, December 20, 2024, December 30, 2024, January 7, 2025, February 13, 2025, February 24, 2025, February 27, 2025, March 10, 2025, March 13, 2025, March 27, 2025, March 31, 2025, April 3, 2025, April 11, 2025, April 23, 2025, April 29, 2025, June 30, 2025, August 15, 2025, September 19, 2025, October 2, 2025, October 10, 2025 and October 15, 2025;

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

●	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Office Unit 6620B, 66/F,

The Center, 99 Queen’s Road Central,

Central, Hong Kong

Attention: Investor Relations

You should rely only on the information that we incorporate by reference or provide in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

PART II

Information Not Required in Prospectus

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association requires us to indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such indemnified persons, other than by reason of such their own dishonesty, willful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake or judgement) or in the execution or discharge of their duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such indemnified persons in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

PRESTIGE WEALTH INC.

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1	Third Amended and Restated Memorandum and Articles of Association adopted on March 27, 2025 (incorporated by reference to Exhibit 99.1 from our current report on Form 6-K filed with the SEC on March 31, 2025)
4.1	Registrant’s Specimen Certificate for Class A Ordinary Shares
4.2	Form of Series A-1 Ordinary Warrant (incorporated by reference to Exhibit 4.1 from our current report on Form 6-K filed with the SEC on October 10, 2025)
4.3	Form of Series A-2 Ordinary Warrant hares (incorporated by reference to Exhibit 4.2 from our current report on Form 6-K filed with the SEC on October 10, 2025)
4.4	Form of Series B-1 Ordinary Warrant (incorporated by reference to Exhibit 4.3 from our current report on Form 6-K filed with the SEC on October 10, 2025)
4.5	Form of Series B-2 Warrant (incorporated by reference to Exhibit 4.4 from our current report on Form 6-K filed with the SEC on October 10, 2025)
4.6	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.5 from our current report on Form 6-K filed with the SEC on October 10, 2025)
4.7	Form of Primary Warrant (incorporated by reference to Exhibit 4.6 from our current report on Form 6-K filed with the SEC on October 10, 2025)
4.8*	Form of Unit Agreement (including Specimen Unit Certificate)
5.1	Opinion of Ogier
5.2	Opinion of Loeb & Loeb LLP regarding the enforceability of the Series A-1 Ordinary Warrants and the Series A-2 Ordinary Warrants
5.3	Opinion of Han Kun Law Offices LLP
10.1	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 from our current report on Form 6-K filed with the SEC on April 23, 2025)
10.2	Form of Class A PIPE Subscription Agreement, dated as of October 7, 2025 (incorporated by reference to Exhibit 10.1 from our current report on Form 6-K filed with the SEC on October 10, 2025)
10.3	Form of Class B PIPE Subscription Agreement, dated as of October 7, 2025 (incorporated by reference to Exhibit 10.2 from our current report on Form 6-K filed with the SEC on October 10, 2025)
10.4	Primary Subscription Agreement, dated as of October 7, 2025 (incorporated by reference to Exhibit 10.3 from our current report on Form 6-K filed with the SEC on October 10, 2025)
10.5	Secondary Purchase, dated as of October 7, 2025 (incorporated by reference to Exhibit 10.4 from our current report on Form 6-K filed with the SEC on October 10, 2025)
10.6	NorthStar Loan Agreement, dated as of October 10, 2025, by and between Northstar Digital (HK) Limited and Prestige Wealth Management Limited (incorporated by reference to Exhibit 10.5 from our current report on Form 6-K filed with the SEC on October 10, 2025)
10.7	Form of Director Agreement (incorporated by reference to Exhibit 10.6 from our current report on Form 6-K filed with the SEC on October 10, 2025)
10.8	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.7 from our current report on Form 6-K filed with the SEC on October 10, 2025)
10.9	Form of Officer Employment Agreement (incorporated by reference to Exhibit 10.8 from our current report on Form 6-K filed with the SEC on October 10, 2025)
10.10	Consulting Services Agreement, by and among, the Company, BD International Services LLC and Bjorn Schmidtke, dated as of October 10, 2025
23.1	Consent of Summit Group CPAs, P.C. with respect to audited financial statements of the Company
23.2	Consent of Summit Group CPAs, P.C. with respect to audited financial statements of Wealth AI Pte. Ltd
23.3	Consent of Marcum Asia CPAs LLP
23.4	Consent of Ogier (included in Exhibit 5.1)
23.5	Consent of Han Kun Law Offices LLP (included in Exhibit 5.2)
24.1	Power of Attorney (contained on signature page)
107	Filing Fee Table

*	To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 10 Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on October 17, 2025.

Prestige Wealth Inc.

By:	/s/ Zimuyin Jiang
	Name:	Zimuyin Jiang
	Title:	Chief Accounting Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Kazuho Komoda and as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities (including his capacity as a director and/or officer of the registrant), to sign any and all amendments and post-effective amendments and supplements to this registration statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Form F-3 registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Moore Jin Xin	Chairman of the Board and Director	October 17, 2025
Name: Moore Jin Xin

/s/ Bjorn Schmidtke	Chief Executive Officer	October 17, 2025
Name: Bjorn Schmidtke	(principal executive officer)

/s/ Zimuyin Jiang	Chief Accounting Officer	October 17, 2025
Name: Zimuyin Jiang	(principal accounting officer)

/s/ Wei Gao	Director	October 17, 2025
Name: Wei Gao

/s/ H. David Sherman	Director	October 17, 2025
Name: H. David Sherman

/s/ Xin He	Director	October 17, 2025
Name: Xin He

/s/ Junlin Bai	Director	October 17, 2025
Name: Junlin Bai

/s/ Herman Yu	Director	October 17, 2025
Name: Herman Yu

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Prestige Wealth Inc. has signed this registration statement or amendment thereto in New York on October 17, 2025.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President on behalf of Cogency Global Inc.